                                      STOCK


                                       and
                               MEMBERSHIP INTEREST
                               PURCHASE AGREEMENT

                                  by and among

                            DIAMOND KEY HOMES, INC.,
                          DIAMOND KEY CONSTRUCTION LLC,
                                LARISON P. CLARK,
                                  LISA B. CLARK
                                       and
                              SAXTON INCORPORATED,

                                   dated as of

                                 October 7, 1998

                                TABLE OF CONTENTS
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

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ARTICLE I  GENERAL................................................................................................1

         1.1 DEFINITIONS..........................................................................................1
         1.2 TERMS GENERALLY......................................................................................1

ARTICLE II  THE TRANSACTION.......................................................................................2

         2.1 SALE AND PURCHASE OF CAPITAL STOCK AND MEMBERSHIP INTERESTS .........................................2
         2.2 PURCHASE PRICE.......................................................................................2
         2.3 CLOSING NET BOOK EQUITY ADJUSTMENT...................................................................2
         2.4 CLOSING..............................................................................................3
         2.5 DELIVERIES AND PROCEEDINGS AT THE CLOSING............................................................4
         2.6 DEFERRED PURCHASE PRICE..............................................................................5
         2.7 PURCHASE OF BUYER COMMON STOCK BY SELLER; OPTIONS....................................................5
         2.8 ALLOCATION OF PURCHASE PRICE.........................................................................5

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF SELLER, CLARK, THE COMPANY AND THE LLC.............................6

         3.1 QUALIFICATION........................................................................................6
         3.2 AUTHORIZATION AND ENFORCEABILITY; INTERESTS IN OTHER ENTITIES........................................6
         3.3 NO VIOLATION OF LAWS OR AGREEMENTS...................................................................7
         3.4 FINANCIAL STATEMENTS.................................................................................8
         3.5 NO CHANGES...........................................................................................8
         3.6 CONTRACTS............................................................................................9
         3.7 PERMITS AND COMPLIANCE WITH LAWS GENERALLY..........................................................10
         3.8 ENVIRONMENTAL MATTERS...............................................................................10
         3.9 CONSENTS............................................................................................11
         3.10 TITLE..............................................................................................12
         3.11 REAL PROPERTY; CUSTOMERS; SUPPLIERS................................................................12
         3.12 TAXES..............................................................................................13
         3.13 PATENTS AND INTELLECTUAL PROPERTY RIGHTS...........................................................14
         3.14 EMPLOYEES; LABOR RELATIONS.........................................................................15
         3.15 EMPLOYEE BENEFIT PLANS.............................................................................15
         3.16 NO PENDING LITIGATION OR PROCEEDINGS...............................................................16
         3.17 INSURANCE..........................................................................................16
         3.18 WARN ACT...........................................................................................17
         3.19 CONDITION OF ASSETS................................................................................17
         3.20 BROKERAGE..........................................................................................17
         3.21 ALL ASSETS.........................................................................................17
         3.22 FULL DISCLOSURE....................................................................................17
         3.23 PRIVATE PLACEMENT..................................................................................17
         3.24 TRANSACTIONS WITH AFFILIATES.......................................................................18
         3.25 WARRANTY RESERVE...................................................................................18
         3.26 OMITTED............................................................................................18
         3.27 INTERESTS OWNED BY THE COMPANY OR THE LLC..........................................................18
         3.28 ABSENCE OF UNDISCLOSED LIABILITIES.................................................................18

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF BUYER..............................................................19

         4.1 ORGANIZATION AND GOOD STANDING......................................................................19
         4.2 AUTHORIZATION AND ENFORCEABILITY....................................................................19
         4.3 NO VIOLATION OF LAWS OR AGREEMENTS..................................................................19
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

                               TABLE OF CONTENTS
                                  (Continued)

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

Section                                                                                                        Page
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         4.4 CONSENTS............................................................................................20
         4.5 BROKERAGE...........................................................................................20
         4.6 SHARES OF BUYER COMMON STOCK........................................................................20
         4.7 FILINGS.............................................................................................20

ARTICLE V  ADDITIONAL COVENANTS..................................................................................21

         5.1 CONDUCT OF BUSINESS.................................................................................21
         5.2 MUTUAL COVENANTS....................................................................................23
         5.3 FILINGS AND AUTHORIZATIONS..........................................................................24
         5.4 PUBLIC OR PRIVATE ANNOUNCEMENT......................................................................24
         5.5 INVESTIGATION.......................................................................................24
         5.6 TAXES...............................................................................................24
         5.7 CONSENTS............................................................................................26
         5.8 CONFIDENTIALITY.....................................................................................26
         5.9 REASONABLE BEST EFFORTS.............................................................................27
         5.10 NEGOTIATIONS.......................................................................................27

ARTICLE VI  CONDITIONS PRECEDENT.................................................................................29

         6.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER........................................................29
         6.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY, THE LLC, AND SELLER.............................31

ARTICLE VII  CERTAIN ADDITIONAL COVENANTS........................................................................32

         7.1 CERTAIN TAXES AND EXPENSES..........................................................................32

ARTICLE VIII  SURVIVAL; INDEMNIFICATION..........................................................................32

         8.1 SURVIVAL............................................................................................32
         8.2 INDEMNIFICATION BY SELLER...........................................................................33
         8.3 INDEMNIFICATION BY BUYER............................................................................35
         8.4 NOTIFICATION OF CLAIMS..............................................................................36

ARTICLE IX  TERMINATION; MISCELLANEOUS...........................................................................37

         9.1 TERMINATION.........................................................................................37
         9.2 FURTHER ASSURANCES..................................................................................38
         9.3 ENTIRE AGREEMENT....................................................................................38
         9.4 BENEFIT; ASSIGNMENT.................................................................................38
         9.5 NO PRESUMPTION......................................................................................38
         9.6 NOTICES.............................................................................................38
         9.7 COUNTERPARTS; HEADINGS..............................................................................39
         9.8 SEVERABILITY........................................................................................39
         9.9 NO RELIANCE.........................................................................................40
         9.10 GOVERNING LAW......................................................................................40
         9.11 SUBMISSION TO JURISDICTION; WAIVERS................................................................40
         9.12 ARBITRATION........................................................................................40
         9.13 WAIVER.............................................................................................41
         9.14 AMENDMENT..........................................................................................41
         9.15 SPECIFIC PERFORMANCE...............................................................................41
         9.16 REGISTRATION RIGHTS................................................................................42
         9.17 1933 ACT COMPLIANCE................................................................................46
         9.18 LIQUIDATED DAMAGES UPON DEFAULT....................................................................47


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



                                TABLE OF CONTENTS
                                   (Continued)

Annex A              Definitions

Schedules
---------

Schedule 3.2(b)      Other Property Investments
Schedule 3.3         Exceptions to No Violations of Agreement or Laws
Schedule 3.4         Financial Statements
    Part A           Financial Statements for 1996 and 1997
    Part B           Financial Statements for the Eight Months Ended August 31, 1998
Schedule 3.5         Exceptions to No Changes
Schedule 3.6         Contracts
Schedule 3.7         Exceptions to Permits and Compliance With Laws
Schedule 3.8(h)      Environmental Reports
Schedule 3.9         Exceptions to No Consents
Schedule 3.10        Exceptions to No Liens
Schedule 3.11(a)     Real Property
Schedule 3.11(b)     Title Reports
Schedule 3.11(c)     Option Agreements
Schedule 3.11(d)     Soils Report
Schedule 3.11(e)     Customers Accounting for More than 5% of Net Sales
Schedule 3.11(f)     List of Top 25 Suppliers for the period from January 1, 1998 to
                     September 30, 1998
Schedule 3.12(a)     Exceptions to Taxes
Schedule 3.13(a)     List of all Intellectual Property
Schedule 3.13(b)     List of all Registered Intellectual Property
Schedule 3.13(e)     License Agreements with Third Parties
Schedule 3.14(a)     List of Certain Information Regarding Each Business Employee
Schedule 3.15(a)     List of Employment Related Agreements
Schedule 3.15(c)     Exceptions to Business Benefit Plans
Schedule 3.16        Exceptions to Pending Litigation or Proceedings
Schedule 3.17        List of Insurance Policies and Contracts
Schedule 3.19        Exceptions to Good Operating Condition of Tangible Assets
Schedule 3.21        Exception to Ownership of Assets
Schedule 3.24        Exceptions to Transactions With Affiliates
Schedule 3.27        Exceptions to Interests Owned
Schedule 5.12        Employee Options


Exhibits
--------

Exhibit A            Omitted
Exhibit B            Form of Escrow Agreement
Exhibit C            Form of Opinion of Seller's Counsel
Exhibit D            Form of Opinion of Buyer's Counsel
Exhibit E            Form of Employment Agreement


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


                STOCK AND MEMBERSHIP INTEREST PURCHASE AGREEMENT

                  STOCK AND MEMBERSHIP INTEREST PURCHASE AGREEMENT (this "Agreement"), dated as of October 7, 1998, by and among Diamond Key Homes, Inc., an Arizona corporation (the "Company"); Diamond Key Construction LLC, an Arizona limited liability company (the "LLC"); Larison P. Clark, a natural person resident in Arizona ("Seller"); Lisa B. Clark, a natural person resident in Arizona ("Clark"); and Saxton Incorporated, a Nevada corporation ("Buyer").

                  Seller owns 10 0% of the outstanding capital stock of the Company (the "Capital Stock") and 99% of the membership interests in the LLC (the "Seller Membership Interests"), and Clark owns 1% of the membership interests in the LLC (the "Clark Membership Interests" and, collectively with the Seller Membership Interests, the "Membership Interests"). Seller and Clark desire to sell such Capital Stock and Membership Interests to Buyer and Buyer desires to purchase the Capital Stock and the Membership Interests on the terms and conditions hereinafter set forth.

                  Concurrently with the execution and delivery of this Agreement, Buyer and Seller are entering into that certain Escrow Agreement, dated the date hereof, with the Escrow Agent, substantially in the form of Exhibit B hereto (the "Escrow Agreement").


                  NOW, THEREFORE, in consideration of the premises and mutual representations, warranties, covenants and agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                                     GENERAL

         1.1      Definitions.

                  Certain capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings specified in Annex A hereof.

         1.2      Terms Generally.

                  (a) Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires, (b) the terms "hereof," "herein," "hereto" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including the Annex and all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Annex, Article, Section, paragraph, Exhibit and Schedule references are to the Annex, Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified, (c) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified, (d) the word "or" shall not be exclusive and (e) certain terms not defined in Annex A are defined elsewhere in this Agreement.

                                   ARTICLE II

                                 THE TRANSACTION

         2.1      Sale and Purchase of Capital stock and Membership Interests.

                  On the terms and subject to the conditions of this Agreement, at the Closing, Seller shall sell, assign, transfer, deliver and convey to Buyer, and Buyer shall purchase, the Capital Stock, and Seller and Clark shall sell, assign, transfer, deliver and convey, and Buyer shall purchase, the Membership Interests and the Capital Stock (collectively, the "Purchased Interests") and consummate the transactions contemplated hereby for the Purchase Price specified in Section 2.2.

         2.2      Purchase Price.

                    (a) The aggregate purchase price to be paid by Buyer to Seller (for the account of Seller and Clark) for the purchase of the Purchased Interests and the transactions contemplated hereby (the "Purchase Price") shall be the sum of (i) the Final Closing Purchase Price and (ii) the Deferred Purchase Price.

                    (b) At the Closing, (i) the Initial Cash Payment shall be paid by Buyer to Seller by wire transfer of immediately available funds to the account designated by Seller in writing at least two Business Days prior to the Closing Date and (ii) the Closing Escrow Deposit shall be deposited by Buyer with the Escrow Agent by wire transfer of immediately available funds to the Closing Escrow Deposit Account.

                    (c) Concurrently with the execution hereof, Buyer has deposited into escrow with the Escrow Agent the Initial Escrow Deposit, which, together with any interest earned thereon, shall be paid to Seller at the Closing, and the amount of such payment shall be applied to payment of and credited against the Final Closing Purchase Price.

         2.3      Closing Net Book Equity Adjustment.

                    (a) As promptly as practicable, but in no event later than 10 days after the determination of Closing Net Book Equity by the Auditors (which determination shall be made as soon as practicable after the Closing) and the communication thereof to Buyer and to the Escrow Agent, Buyer shall provide Seller in writing a schedule setting forth in reasonable detail the Auditors' calculation of Closing Net Book Equity. The Auditors' determination of Closing Net Book Equity shall be made pursuant to audits of the Company and the LLC as of the Closing Date, for which the Auditors have given an unqualified opinion, in accordance with GAAP and consistent with the Company's and the LLC's, as the case may be, past practice. The Escrow Agent shall be entitled to rely on such Auditors' determination of Closing Net Book Equity in disbursing any amounts pursuant to paragraphs (b), (c) and (d) of this Section 2.3.

                    (b) If the Final Closing Purchase Price is greater than the Initial Closing Payment, Buyer shall pay to Seller the amount of such excess. Such excess shall be satisfied first by the monies in the Closing Escrow Deposit Account, with any additional excess to be paid directly by Buyer to Seller, plus interest on any additional amount in excess of the Closing Escrow Deposit at the Prime Rate. Any monies remaining in the Closing Escrow Deposit Account after such payment of any such excess to Seller shall be released to Buyer. Any payments to be made under this Section 2.3(c) shall be made within 10 days after the Auditor's determination of Closing Net Book Equity and the communication thereof to Buyer.

                    (c) If the Initial Closing Payment is greater than the Final Closing Purchase Price, Seller shall pay to Buyer the amount of such excess, plus interest thereon at the Prime Rate, and the monies in the Closing Escrow Deposit Account shall be released to Buyer. Any payments to be made under this
Section 2.3(c) shall be paid immediately upon demand by Buyer.

                    (d) Upon the disbursement of any funds from the Closing Escrow Deposit Account to either (or both) of Buyer and Seller, interest earned on any amount so disbursed shall be paid to the recipient of such funds (pro rata).

         2.4      Closing.

                    (a) Subject to the terms and conditions of this Agreement, the closing of the sale and purchase of the Purchased Interests (the "Closing") shall take place at 10:00 a.m., Pacific Time, (i) on such date after October 30, 1998 mutually satisfactory to Buyer and Seller which is after satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6.1 and 6.2 hereof (other than those conditions which require the delivery of any documents or the taking of other action at the Closing) and (ii) in any event not later than January 2, 1999 (the "Termination Date"), unless extended by Buyer pursuant to Section 2.4(b) hereof, in either case at the offices of Snell & Wilmer L.L.P., One Arizona Center, Phoenix, Arizona 85004, or such other date and at such other time or place as may be mutually agreed upon in writing by the parties hereto (the "Closing Date").

                    (b) Buyer may, in its sole and absolute discretion, extend the Termination Date for a period ending on February 2, 1999, by paying to Seller an extension fee of $250,000 (the "Extension Fee"), which Extension Fee shall be credited against the Initial Closing Payment if the transaction closes, but retained without recourse by Seller if the transaction does not close prior to the Termination Date, as it may be extended; provided, however, that nothing in this Section 2.4(b) shall be construed to limit or restrict any of Buyer's rights or remedies otherwise provided for in this Agreement.

                    (c) Notwithstanding anything to the contrary contained in this Agreement or otherwise, in the event that at any time on or after November 3, 1998 (i) either the Company or the LLC shall fail to have a valid and current Contractor's License (as hereinafter defined) or (ii) either the Company's or the LLC's Contractor's License is subject to any revocation, suspension or other similar proceedings or to any disciplinary action which is reasonably likely to materially adversely affect the ability of either the Company or the LLC to conduct its respective business consistent with past practice, Buyer may, at any such time, in its sole and absolute discretion, terminate this Agreement. Upon any such termination by Buyer pursuant to this Section 2.4(c), Buyer shall have no further obligations or liabilities under this

Agreement or otherwise and any monies paid by or on account of Buyer to Seller or deposited with the Escrow Agent, including the Initial Escrow Deposit, shall be immediately returned to Buyer.

    2.5  Deliveries and Proceedings at the Closing.

         Subject to the terms and conditions of this Agreement, at the
Closing:

               (a) Deliveries to Buyer. Seller and Clark shall deliver to Buyer:

                   (i) certificates representing all the Purchased Interests accompanied by stock and other powers as required by Section 2.1 hereof, with all necessary stock transfer and other documentary stamps attached, and any other documents that are necessary to transfer to Buyer good and marketable title to all the Purchased Interests;

                   (ii) consents and permits, if any, required for the transfer of the Purchased Interests;

                   (iii) a receipt for the payment of the Initial Cash Payment, the Initial Escrow Deposit and the Additional Consideration, each duly executed by Seller and Clark;

                   (iv) the certificates and other documents required to be delivered by Seller, Clark, the Company and the LLC, pursuant to Section 6.1 hereof and certified board and stockholder resolutions evidencing the authority of the Company and the LLC as set forth in Section 3.2 hereof;

                   (v) an opinion of counsel addressed to Buyer, in the form attached hereto as Exhibit C;

                   (vi) evidence reasonably satisfactory to Buyer of the current validity of each of the Company's and the LLC's Contractor's Licenses and that each such License is in full force and effect; and

                   (vii) all such other documents and instruments of conveyance as shall, in the reasonable opinion of Buyer, be necessary to transfer to Buyer the Purchased Interests and to consummate the transactions as contemplated hereby and in accordance herewith.

               (b) Deliveries by Buyer to Seller. The Buyer will deliver to
Seller:

                   (i) wire transfer of immediately available funds in an amount equal to the sum of the Initial Cash Payment and the Additional Consideration;

                   (ii) a receipt for the delivery of certificates representing the Purchased Interests;

                   (iii) the certificates and other documents required to be delivered by Buyer pursuant to Section 6.2 hereof and certified resolutions evidencing the authority of Buyer as set forth in Section 4.2 hereof;

                   (iv) an opinion of counsel addressed to Seller in the form attached hereto as Exhibit D; and

                   (v) all such other documents and instruments as shall, in the reasonable opinion of Seller, be necessary for Buyer to purchase the Purchased Interests and to consummate the transactions as contemplated hereby and in accordance herewith.

               (c) Deliveries by Company and Seller. At the Closing, the Company and Seller will enter into the Employment Agreement substantially in the form of Exhibit E hereto (the "Employment Agreement").

               (d) Deliveries by Buyer to Escrow Agent. At the Closing, Buyer shall have deposited into escrow with the Escrow Agent the Closing Escrow Deposit;


         2.6      Deferred Purchase Price.

                  (a) The Deferred Purchase Price shall consist of (i) $1,000,000 in cash (the "Deferred Cash") and (ii) shares of Buyer Common Stock with an aggregate value of $1,000,000 (the "Deferred Common Stock"), with such shares to be valued at the average closing market price of Buyer Common Stock on the principal market on which it is then being traded (or in the absence of any trading on any such day the mean between the closing bid and asked quotations for such day) on each of the last 20 trading days immediately preceding the Closing.

               (b) The Deferred Purchase Price shall be disbursed, subject to the provisions of paragraphs (c) and (d) of Section 8.2 hereof, as follows:

                   (i) On April 15, 1999, Buyer shall pay to Seller $300,000 of the Deferred Cash by wire transfer of immediately available funds to an account identified by Seller to Buyer in writing at least two Business Days prior to April 15, 1999; and

                   (ii) On the first anniversary of the Closing Date (A) Buyer shall pay Seller the remainder of the Deferred Cash by wire transfer of immediately available funds to an account identified by Seller to Buyer in writing at least two Business Days prior to the first anniversary of the Closing Date and (B) Buyer shall deliver to Seller the Deferred Common Stock.

         2.7      Omitted.

         2.8      Allocation of Purchase Price.

                  The parties hereto agree that the Final Closing Purchase Price shall be allocated as follows: an amount equal to the "book" value of the LLC shall be allocated to the purchase of the Membership Interests, with the remaining amount of the Final Closing Purchase Price allocated to the purchase of the Capital Stock.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                    OF SELLER, CLARK, THE COMPANY AND THE LLC

                  Seller, the Company, the LLC and Clark (in the case of Clark solely with respect to Section 3.2 and 3.23 hereof insofar as they relate to her) hereby jointly and severally represent and warrant to Buyer as follows:

         3.1   Qualification.

               (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona and has all requisite power and authority to own, lease and operate its assets and its businesses as currently being conducted. The Company is duly licensed or qualified to do business and is in good standing as a foreign corporation in all jurisdictions wherein the nature of its businesses or ownership or use of its assets make such licensing or qualification necessary, except such failures to be licensed or qualified or to be in good standing, if any, which when taken together with all such other failures of the Company do not have a Material Adverse Effect. The Company has previously delivered to Buyer complete and correct copies of its Articles of Incorporation and all amendments thereto to the date hereof and its By-Laws, as currently in effect.

               (b) The LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Arizona and has all requisite power and authority to own, lease and operate its assets and its businesses as currently being conducted. The LLC is duly licensed or qualified to do business and is in good standing as a foreign person in all jurisdictions wherein the nature of its businesses or ownership or use of its assets make such licensing or qualification necessary, except such failures to be licensed or qualified or to be in good standing, if any, which when taken together with all such other failures of the LLC do not have a Material Adverse Effect. The LLC has previously delivered to Buyer complete and correct copies of its Articles of Organization and all amendments thereto to the date hereof and its Operating Agreement, as currently in effect.

         3.2   Authorization and Enforceability; Interests in Other Entities.

               (a) Each of the Company, the LLC, Seller and Clark has full power and authority (corporate or otherwise) and, in the case of Seller and Clark, are legally competent, to execute, deliver and perform this Agreement and all other agreements and instruments to be executed in connection herewith (such other agreements and instruments being hereinafter referred to collectively as the "Transaction Documents") to which any of the Company, the LLC, Seller and Clark is a party. The execution, delivery and performance by the Company, the LLC, Seller and Clark of this Agreement and the Transaction Documents to which each is a party have been duly authorized by all necessary action (corporate or otherwise) on the part of the Company, the LLC, Seller and Clark, as the case may be. Seller is the sole stockholder of the Company and the holder of 99% of the membership interests in the LLC, and Clark is the holder of the remaining 1% of the membership interests in the LLC; no other Person owns or has any rights to acquire any shares of capital stock of the Company or membership interests in the LLC. This Agreement has been duly executed and delivered by the Company, the LLC, Seller and Clark, and, as of the Closing Date, the other Transaction Documents to which the Company, the LLC, Seller and Clark is a party will be duly executed and delivered by the Company, the LLC, Seller and Clark, as the case may be. This Agreement is a legal, valid and binding obligation of each of the Company, the LLC, Seller and Clark, enforceable against each in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles and rules of law governing specific performance or estoppel, and except to the extent that injunctive or other equitable relief is within the discretion of a court. As of the Closing Date, each of the other Transaction Documents to which the Company, the LLC, Seller and Clark is a party will be duly executed and delivered by the Company, the LLC, Seller and Clark and will constitute the legal, valid and binding obligations of each, enforceable against each in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles and rules of law governing specific performance or estoppel, and except to the extent that injunctive or other equitable relief is within the discretion of a court.

               (b) Except as set forth in Schedule 3.2(b), none of the Company, the LLC or Seller is a partner, member of a limited liability company, shareholder, beneficiary of a trust, or holds any other form of ownership or economic interest, in or to any real estate related entity.

         3.3   No Violation of Laws or Agreements.

               The execution, delivery, and performance by the Company, the LLC, Seller and Clark of this Agreement and the Transaction Documents to which each is a party do not, and the consummation by the Company, the LLC, Seller and Clark of the transactions contemplated hereby and thereby, will not, (a) violate, conflict with or result in the breach of any provision of the Articles of Incorporation or By-Laws of the Company or the Articles of Organization or Operating Agreement of the LLC or (b) except as set forth on Schedule 3.3, violate, conflict with, result in a breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, require any consent under, or result in or permit the termination, amendment, modification, acceleration, suspensions, revocation or cancellation of, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the assets of either of the Company or the LLC or give to others any interests or rights therein under (i) any indenture, mortgage, loan or credit agreement, license, instrument, lease, contract, plan, permit or other agreement or commitment, oral or written, to which the Company, the LLC, Seller or Clark is a party, or by which any of the Company, the LLC, Seller or Clark may be bound or affected, except for such violations, conflicts, breaches, terminations, modifications, amendments, accelerations, suspensions, revocations, cancellations, Liens, interests or rights which, individually and in the aggregate, do not have a Material Adverse Effect, or (ii) any judgment, injunction, writ, award, decree, restriction, ruling, or order of any court, arbitrator or Governmental Entity or any applicable constitution, or Law, to which the Company, the LLC, Seller or Clark is subject.

         3.4   Financial Statements.

               True, correct and complete copies of the audited combined balance sheets of the Company and the LLC as of December 31, 1996 and 1997 and the related audited combined statements of income, retained earnings, stockholder's equity and cash flows for the twelve-month periods then ended are attached hereto as Part A of Schedule 3.4 and true, correct and complete copies of the unaudited combined balance sheet of the Company and the LLC (the "Interim Balance Sheets") at August 31, 1998 and the related unaudited statements of income, retained earnings and stockholder's equity for the eight month then ended are attached hereto as Part B of Schedule 3.4 (all such financial statements are referred to herein collectively as the "Financial Statements"). The Financial Statements were prepared in accordance with the books and records of the Company and the LLC and fairly present in all material respects the financial condition and results of operations of the Company and the LLC as of the dates and for the periods indicated, in each case in conformity with GAAP, consistently applied, throughout the periods specified, except as expressly set forth therein and except that the Interim Balance Sheets may omit footnotes and are subject to normal year end (or closing balance sheet) adjustments which are not, in the aggregate, material.

         3.5   No Changes.

               Except as set forth on Schedule 3.5, since December 31, 1997, each of the Company and the LLC has conducted its respective business only in the ordinary course of business consistent with past practices and, other than in the ordinary course of business, there has not been:

                   (a) any Material Adverse Effect;

                   (b) any change in the salaries or other compensation payable or to become payable to, or any advance (excluding advances for ordinary business expenses) or loan to, any Business Employee, or material change or material addition to, or material modification of, other benefits (including any bonus, profit-sharing, pension or other plan in which any of the Business Employees participate) to which any of the Business Employees may be entitled, or any payments to any pension, retirement, profit-sharing, bonus or similar plan;

                   (c) any change or modification in any manner of either the Company's or the LLC's existing inventory management, valuation, and collection and payment policies, procedures and practices with respect to inventories and accounts receivable and accounts payable, including acceleration of collections of receivables, failure to make or delay in making collections of receivables (whether or not past due), acceleration of payment of payables or failure to pay or delay in payment of payables and any material change in the Company's or the LLC's respective existing policies, procedures and practices, with respect to the provision of discounts, rebates or allowances;

                   (d) any change or, to the Company's, the LLC's or Seller's knowledge, any threat of any change in any of its relations with, or any loss or, to the Company's, the LLC's or Seller's knowledge, threat of loss of, any of the subcontractors, suppliers, clients, distributors, customers or employees of the Company or the LLC which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect;

                   (e) any cancellation or waiver of any right material to the business or operations of either the Company or the LLC or any cancellation or waiver of any debts of or claims against the Company or the LLC;

                   (f) any disposition of or failure to keep in effect any rights in, to or for the use of any Permit which individually or in the aggregate would have a Material Adverse Effect;

                   (g) any physical damage, destruction or loss affecting the business or operations of either the Company or the LLC which individually or in the aggregate would have a Material Adverse Effect whether or not covered by insurance;

                   (h) any change by either the Company or the LLC in its method of accounting or keeping its books of account or accounting practices except as required by GAAP;

                   (i) any sale, transfer or other disposition of any material assets, properties or rights of the Company or the LLC;

                   (j) any changes in the policies of the Company and the LLC with respect to warranty reserves, depreciation, allowance for doubtful accounts, accrual of expenses, capitalization and revenue recognition.

         3.6   Contracts.

                   (a) As of the date of this Agreement, Schedule 3.6 contains a list of all Contracts (other than with respect to which the total annual liability or expense is less than (a) $10,000 per such non-listed Contract and
(b) $50,000 per all such non-listed Contracts). Each of the Company and the LLC has delivered to Buyer a correct and complete copy of each written agreement and a written description of each oral agreement listed on Schedule 3.6. With respect to each Contract, neither the Company, the LLC nor Seller nor, to the Company's, the LLC's or Seller's knowledge, any other party thereto, is in breach or default and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under such Contract, except for such breaches, terminations, modifications, accelerations or defaults which, individually and in the aggregate, are not reasonably likely to have a Material Adverse Effect. There are no disputes pending nor, to the Company's, the LLC's and Seller's knowledge, threatened, under or in respect of any of the Contracts other than those that, individually and in the aggregate, are not reasonably likely to have a Material Adverse Effect.

                   (b) Each of the Contracts is in full force and effect and constitutes the legal, valid and binding obligation of, and is legally enforceable against, the Company and the

LLC, to the extent that each is a party thereto, and, to the Company's, the LLC's and Seller's knowledge, any other party thereto, in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles and rules of law governing specific performance or estoppel, and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) other than such failures to be legal, valid and binding obligations and enforceable as are not reasonably likely to, individually or in the aggregate, have a Material Adverse Effect.

         3.7   Permits and Compliance With Laws Generally.

                   (a) Except as set forth on Schedule 3.7, each of the Company and the LLC possesses and is in compliance with all Permits required to operate its business as presently operated and to own, lease or otherwise hold its property under all applicable Laws, including Environmental Laws, except to the extent that any failure to possess, or to comply with, any Permits or Laws would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Company and the LLC conducts its business and operations in compliance with all applicable Laws (including the Occupational Safety and Health Act and the rules and regulations thereunder ("OSHA"), zoning, building and similar Laws and Environmental Laws), except for such failures to comply which do not individually or in the aggregate have a Material Adverse Effect. Except as set forth on Schedule 3.7, all Permits of the Company and the LLC relating to their respective business and operations are in full force and effect, other than those the failure of which to be in full force and effect would not individually or in the aggregate have a Material Adverse Effect. Except as set forth on
Schedule 3.7, there are no proceedings pending or, to the Company's, the LLC's or Seller's knowledge, threatened that seek the revocation, cancellation, suspension or any adverse modification of any such Permits presently possessed by the Company, the LLC or Seller other than those revocations, cancellations, suspensions or modifications which do not individually or in the aggregate have a Material Adverse Effect.

                   (b) Except as set forth on Schedule 3.7, no outstanding notice, citation, summons or order has been issued, no outstanding complaint has been filed, no outstanding penalty has been assessed and no investigation or review is pending or, to the Company's, the LLC's or Seller's knowledge, threatened by any Governmental Entity or other Person with respect to any alleged (i) violation by any of the Company, the LLC or any Affiliate thereof relating to any law, ordinance, rule, regulation, code or order of any Governmental Entity or (ii) failure by any of the Company, the LLC or any Affiliate thereof to have any Permit required in connection with the conduct of its business, except, in each case, where such violations or failures, individually or in the aggregate, would not have a Material Adverse Effect.

         3.8   Environmental Matters.

                   (a) Neither the Company nor the LLC has disposed of or arranged for the disposal of or Released any Hazardous Substances at any facility currently or formerly owned, leased, operated or otherwise used or occupied by any of them in connection with the operation of their respective businesses (the "Business Real Property").

                   (b) Neither the Company nor the LLC has received any notice or request for information with respect to, and has not been designated a responsible or potentially responsible party for Remedial Action, response costs, or investigation, in connection with any Business Real Property pursuant to any Environmental Law.

                   (c) No Business Real Property has been used by the Company or the LLC, or, to the Company's, the LLC's or Seller's knowledge, by any other person, for the storage, treatment, generation, processing, production or disposal of any Hazardous Substances.

                   (d) To the Company's, the LLC's or Seller's knowledge, no underground or aboveground storage tanks are or have been located on or under the Business Real Property.

                   (e) There are no pending or unresolved (or, to the Company's, the LLC's or the Seller's knowledge, threatened) claims against any of the Company, the LLC or Seller for costs of Remedial Actions or investigation, cleanup, removal or response actions, or natural resource damages, arising out of any Release or threat of Release of any Hazardous Substances at any Business Real Property.

                   (f) To the Company's, the LLC's or Seller's knowledge, no polychlorinated biphenyls or asbestos-containing materials are located at, in or upon any Business Real Property or improvements thereon.

                   (g) To the Company's, the LLC's or Seller's knowledge, none of the Company, the LLC or Seller is subject to any liability, existing or inchoate, actual or contingent, under any Environmental Law.

                   (h) Schedule 3.8(h) sets forth all Phase I, Phase II and other environmental reports with respect to the Real Property (collectively, the "Environmental Reports") obtained by or provided to the Company or the LLC. The Company, the LLC or Seller has complied in all material respects with all recommendations contained in such Environmental Reports, and the Company or the LLC is entitled to rely on such Environmental Reports as if all such Environmental Reports were addressed and delivered to either the Company or the LLC, as the case may be.

         3.9   Consents.

               No consent, approval or authorization of, or registration or filing with, any Person (governmental or private) is required in connection with the execution, delivery and performance by the Company, the LLC or Seller of this Agreement, the other Transaction Documents to which the Company, the LLC or Seller is a party, or the consummation by the Company, the LLC or Seller of the transactions contemplated hereby or thereby, including without limitation in connection with the purchase of the Purchased Interests contemplated hereby, except (i) as set forth on Schedule 3.9 and (ii) for such other consents, approvals, authorizations, registrations or filings the failure of which to obtain or make would not individually or in the aggregate have a Material Adverse Effect.

         3.10  Title.

               To the Company's, the LLC's or the Seller's knowledge, each of the Company and the LLC has fee title to all of its Real Property (as defined below), free and clear of all Liens other than Permitted Liens. Except as set forth in Schedule 3.10, each of the Company and the LLC has good and valid title to all of its other assets, in each case, free and clear of Liens other than Permitted Liens. Seller owns all of the outstanding shares of the capital stock of the Company, and Seller and Clark own collectively all of the outstanding membership interests in the LLC, in each instance free and clear of all Liens.

         3.11  Real Property; Customers; Suppliers.

                   (a) Schedule 3.11(a) sets forth all real property (including any fixtures, fittings, buildings, structures or other improvements erected thereon and any easements, rights of way, water lines, rights of use, licenses, hereditaments, tenements, privileges or other appurtenances (such as appurtenant rights in and to public streets)) owned by each of the Company and the LLC ("Real Property").

                   (b) Schedule 3.11(b) sets forth the most recent available preliminary title reports, commitments for title insurance and/or policies of title insurance (collectively, the "Title Reports") with respect to the Real Property identified on Schedule 3.11(a).

                   (c) Schedule 3.11(c) sets forth all options, agreements to purchase and other contracts and agreements (collectively, the "Option Agreements") relating to the acquisition of real property or leases of real property by each of the Company and the LLC (collectively, the "Option Property") and indicates which parcels that are the subject thereof have been purchased and which parcels remain subject to such options and/or agreements to purchase. To the Company's, the LLC's or the Seller's knowledge, each of the Option Agreements is in full force and effect, none of the parties thereto is in default or breach under any Option Agreement and there have been no failures of any conditions precedent under any Option Agreement. Except as disclosed on
Schedule 3.11(c), the Company or the LLC currently has the right to acquire all the Option Property free and clear of all Liens that would materially affect the ability of the Company or the LLC to build and sell homes on any Option Property as contemplated by the applicable recorded plat map for such Property.

                   (d) Schedule 3.11(d) sets forth all soil reports with respect to the Option Property and the Real Property (collectively, the "Soils Reports") obtained by or provided to the Company or the LLC. The Company or the LLC (i) have complied in all material respects with all recommendations contained in such Soils Reports and (ii) are entitled to rely on such Soils Reports as if all such Soils Reports were addressed and delivered to either the Company or the LLC. Upon the consummation of the transactions contemplated by this Agreement, the Company or the LLC will be entitled to rely on such Soils Reports as if such the Soils Reports were addressed and delivered to the Company or the LLC, as the case may be.

                   (e) Except as set forth on Schedule 3.11(e), there is no customer of either the Company or the LLC which accounted for more than 5% of the net sales of the Company or the LLC, respectively, in any of the calendar years 1995, 1996 or 1997.

                   (f) Schedule 3.11(f) lists the combined top 25 suppliers and vendors of goods and top 25 subcontractors to the Company and the LLC, taken as a whole, during the period from January 1, 1998 to September 30, 1998 (based on invoice price) and the value of goods supplied to each of them in such period (based on invoice price). Neither the Company, the LLC nor Seller is aware of any event, occurrence, or fact which would lead it to believe that any of such suppliers or vendors will not continue to supply the current level and type of goods currently being provided to the Company or the LLC, as the case may be, on similar terms and conditions.

         3.12  Taxes.

                   (a) The Company is, and for all taxable years since January 1, 1993 has been, an S corporation within the meaning of Section 1361(a)(1) of the Code. Except as set forth on Schedule 3.12(a), the Company has (i) timely filed all returns and reports for Taxes, including information returns, that are required to have been filed by it, (ii) paid all Taxes required to be paid by it that are shown to have come due pursuant to such returns or reports, and (iii) paid all other Taxes required to be paid by it that are not required to be reported on returns in connection with, relating to, or arising out of, or imposed on its property for which a notice of assessment or demand for payment has been received or which have otherwise become due. All such returns or reports have been prepared in accordance with all applicable Laws and requirements. None of the assets of the Company (i) is property that is required to be treated as owned by another Person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code, (ii) is "tax-exempt use property" within the meaning of Section 168(h) of the Code or (iii) directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code. The copies that Company has previously delivered or caused to be delivered to Buyer of its returns and reports for federal and state income Taxes filed by or on behalf of the Company for all periods since the Company's incorporation and prior to the Company becoming an S corporation within the meaning of Section 1361(a)(1) of the Code are true, correct and complete copies of such returns and reports.

                   (b) The LLC has (i) timely filed all returns and reports for Taxes, including information returns, that are required to have been filed by it, (ii) paid all Taxes required to be paid by it that are shown to have come due pursuant to such returns or reports, and (iii) paid all other Taxes required to be paid by it that are not required to be reported on returns in connection with, relating to, or arising out of, or imposed on its property for which a notice of assessment or demand for payment has been received or which have otherwise become due. All such returns or reports have been prepared in accordance with all applicable Laws and requirements. None of the assets of the LLC (i) is property that is required to be treated as owned by another Person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code, (ii) is "tax-exempt use property" within the meaning of Section 168(h) of the Code or (iii) directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code.

                           (c) The Company and the LLC have paid all Taxes that
are due and payable by each
of them, including those in the nature and/or type of sales and privilege Taxes, in the full amounts owed on all purchases and sales of real property by the Company and the LLC.

         3.13  Patents and Intellectual Property Rights.

                   (a) Schedule 3.13(a) contains a true, correct and complete list of all Intellectual Property.

                   (b) Schedule 3.13(b) contains a true, correct and complete list of all Intellectual Property which has been registered in, filed in or issued by the PTO, the United States Copyright Office, any state trademark offices and the patent, trademark, copyright and other corresponding offices of foreign jurisdictions. All such applications and registrations have been duly filed, and those registered and issued are valid and in full force and effect.

                   (c) Section 8 and 15 declarations with respect to all U.S. registered trademarks and service marks listed in Schedule 3.13(b) were timely filed in and accepted by the PTO. No trademarks or service marks listed in
Schedule 3.13(b) have been abandoned.

                   (d) At the Closing, the Company, the LLC or Seller will transfer to Buyer all Intellectual Property and Technology, to the extent that either the Company, the LLC or Seller has any interests or rights therein, without payment of royalties, free and clear of any Liens.

                   (e) Except as set forth on Schedule 3.13(e), there are no licenses or other agreements from or with third parties under which any of the Company, the LLC or Seller uses, has the right to use or exercises any rights with respect to any of the Intellectual Property or Technology, other than Permitted Liens, if any.

                   (f) Neither the Company, the LLC, Seller nor any Affiliate thereof has received (and the Company, the LLC, and Seller have no knowledge of) any notice from any other Person pertaining to or challenging the right of any of the Company, the LLC or Seller (or any of their Affiliates or any other Person) to use any of the Intellectual Property or any Technology, and there is no interference, opposition, cancellation, reexamination or other contest proceeding, action, lien, dispute or claim of infringement, or misappropriation, administrative or judicial, pending or threatened with respect to any Intellectual Property or Technology.

                   (g) No licenses have been granted and none of the Company, the LLC or Seller has any obligation to grant licenses with respect to any Intellectual Property or Technology. No claims have been made by or against the Company, the LLC or Seller of any violation or infringement by others of rights with respect to any Intellectual Property or Technology, and neither the Company, the LLC nor Seller knows of any basis for the making of any such claim. The use by the Company, the LLC and Seller of the Intellectual Property and Technology (past and present) has not violated or infringed any rights of other Persons, or constituted a breach of any Contract (or other agreement or commitment).

                   (h) The Intellectual Property and Technology includes all such rights necessary for the Company and the LLC to conduct their respective business as now conducted and as proposed to be conducted, and such rights will not be adversely affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                   (i) All statements and representations made by any of the Company, the LLC or Seller in any pending patent, copyright and federal trademark applications with respect to the Intellectual Property were true in all material respects as of the time they were made.

         3.14  Employees; Labor Relations.

                   (a) Set forth on Schedule 3.14(a) is a true, complete and correct list (as of a date not more than two Business Days prior to the date hereof) showing the name, job title, base salary or wage rate, and bonus entitlement of each Business Employee.

                   (b) There have been no union organizing efforts with respect to any of the Company or the LLC conducted within the last three years and there are none now being conducted with respect thereto. Neither the Company, the LLC nor Seller has at any time during the three years prior to the date of this Agreement had, nor, to the Company's, the LLC's and Seller's knowledge, is there now threatened, a strike, work stoppage or work slowdown with respect to or affecting the Company, the LLC or their respective business. No Business Employee is represented by any union or other labor organization and there is no unfair labor practice charge pending or, to the Company's, the LLC's and Seller's knowledge, threatened against either the Company or the LLC relating to any of the Business Employees which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

         3.15  Employee Benefit Plans.

                   (a) Set forth on Schedule 3.15(a) hereto is a true, complete and correct list of (i) each "employee benefit plan" within the meaning of
Section 3(3) of ERISA, (ii) any other employee benefit plan, arrangement or policy, including without limitation, any stock option, stock purchase, deferred compensation, retirement, health, life insurance, flexible spending, dependent care, fringe benefit, vacation pay, holiday pay, disability, sick pay, workers compensation, unemployment, severance pay, employee loan, educational assistance, incentive or bonus plan, policy or arrangement and (iii) any employment, indemnification, consulting or severance agreement, whether written or oral, which is sponsored or maintained by each of the Company, the LLC or any Affiliates thereof, or to which any of the Company, the LLC or any of their Affiliates contributes or is required to contribute, on behalf of current or former employees, consultants or directors of any of the Company, the LLC or their beneficiaries or dependents ("Business Benefit Plans").

                   (b) Each of the Company and the LLC has delivered to Buyer true, complete and correct copies of each Business Benefit Plan, or written summaries of any unwritten Business Benefit Plan, any collective bargaining agreement covering Business Employees and any employee handbook applicable to Business Employees.

                   (c) Each Business Benefit Plan is and has been operated in all material respects in accordance with its terms and all applicable laws. Except as set forth on Schedule 3.15(c), no Business Benefit Plan is a "group health plan," within the meaning of Section 5000(b) of the Code, a defined benefit plan, within the meaning of Section 3(35) of ERISA, a multiemployer plan, within the meaning of Section 3(37) of ERISA, or a plan subject to Section 412 of the Code; and neither the Company nor the LLC has any outstanding liability with respect to any such plan (including any such plan maintained by an Affiliate of any of the Company or the LLC or any such plan previously maintained or contributed to by any of the Company or the LLC) and no event has occurred and no circumstance exists which could give rise to any such liability.

                   (d) There are no actions, suits or claims (other than routine claims for benefits in the ordinary course) with respect to any Business Benefit Plan pending or, to the Company's, the LLC's and Seller's knowledge, threatened which could give rise to a material liability, and neither the Company, the LLC nor Seller has knowledge of any facts which could give rise to any such actions, suits or claims (other than routine claims for benefits in the ordinary course).

                   (e) Neither the Company, the LLC nor any of their ERISA Affiliates nor, to the Company's, the LLC's and Seller's knowledge, any other Person has taken any action or failed to take any action with respect to any Business Benefit Plan that may subject Buyer or any Business Benefit Plan under which liabilities are to be assumed by Buyer hereunder to any tax, penalty, fine or other liability under the Code or ERISA.

         3.16  No Pending Litigation or Proceedings.

               Except as set forth on Schedule 3.16, there are no claims, actions, suits, arbitrations, inquiries, investigations or proceedings pending against or, to the Company's, the LLC's and Seller's knowledge, directly affecting or threatened against the Company, the LLC or Seller, or against or affecting the business of either the Company or the LLC or affecting any of the assets of either the Company or the LLC before any court or arbitrator or Governmental Entity (including the United States Environmental Protection Agency, the United States Equal Employment Opportunity Commission or any similar Governmental Entity of the State of Arizona), which individually or in the aggregate could have a Material Adverse Effect. Except as set forth on Schedule 3.16, there are no outstanding judgments, decrees, writs, injunctions or orders of any court or arbitrator or Governmental Entity against the Company, the LLC or Seller (nor, to the Company's, the LLC's or Seller's knowledge, threatened to be imposed against the Company, the LLC or Seller), which individually or in the aggregate could have a Material Adverse Effect.

         3.17  Insurance.

               Schedule 3.17 lists each of the Company's and the LLC's policies and contracts in effect as of the date hereof for insurance (including policies providing property, casualty, liability, workers' compensation, and bond and surety arrangements), together with the risks insured against, coverage limits and deductible amounts.

         3.18  WARN Act.

               Within six months prior to the date hereof, (i) neither the Company nor the LLC has effectuated (a) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or the LLC or (b) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or the LLC, and (ii) neither the Company nor the LLC has been affected by any transaction or engaged in layoffs or employment terminations with respect to its business or operations sufficient in number to trigger application of any similar state or local law.

         3.19  Condition of Assets.

               Except as set forth on Schedule 3.19, the fixed tangible assets of each of the Company and the LLC or subject to any Contract of either the Company or the LLC (which Contract requires either the Company or the LLC to maintain or repair any asset or equipment) are in good operating condition and repair, reasonable wear and tear excepted.

         3.20  Brokerage.

               Neither the Company, the LLC, Seller, nor any of their Affiliates have made any agreement or taken any other action which might cause any Person to become entitled to a broker's or finder's fee or commission or other fee as a result of or in connection with the transactions contemplated hereunder, except that the Company has engaged Monterey Homes Corporation and has agreed to pay it a success fee of $100,000, which fee shall be assumed and paid by Seller concurrently with the Closing.

         3.21  All Assets.

               Except as set forth on Schedule 3.21, none of the assets of the Company or the LLC are owned, in whole or in part, by any Person other than the Company or the LLC, as the case may be.

         3.22  Full Disclosure.

               Neither the Company, the LLC nor Seller is aware of any facts pertaining to either the Company or the LLC which are reasonably likely to cause a Material Adverse Effect and which have not been disclosed in this Agreement, the Schedules hereto or the Financial Statements.

         3.23  Private Placement.

                   (a) Each of Seller and Clark qualifies as an "accredited investor" within the meaning of Regulation D promulgated under the 1933 Act;

                   (b) Seller and Clark will acquire the shares of Buyer Common Stock acquired hereunder for their own account; and

                   (c) Seller and Clark are not acquiring the shares of Buyer Common Stock acquired hereunder with a view to any distributions thereof within the meaning of the 1933 Act.

         3.24  Transactions with Affiliates.

               Except as set forth on Schedule 3.24, there are no Contracts to which the Company, the LLC or any of their Affiliates (other than Seller) (the "Insiders"), on the one hand, and Seller or any of his Related Parties, on the other hand, is a party nor any transactions of any kind (the "Insider Transactions") between Seller or his Related Parties, on one hand, and any Insider, on the other hand, that have occurred since December 31, 1995. For purposes of this Agreement, a "Related Party" of a specified Person is (i) an Affiliate of the Person specified, (ii) a director of any of the foregoing referred to in this sentence, (iii) a spouse, parent, sibling, child, mother- or father-in-law, son- or daughter-in-law, or brother- or sister-in-law of any of the foregoing referred to in this sentence or (iv) any trust or other estate in which any of the foregoing referred to in this sentence has a substantial beneficial interest or as to which any of the foregoing referred to in this sentence serves as trustee or in a similar fiduciary capacity.

         3.25  Warranty Reserve.

               The warranty reserves maintained by the Company are adequate and sufficient to cover any post-Closing liabilities for the applicable warranty period that may arise on account of or relating to work performed by the Company or the LLC, as the case may be, prior to the Closing. Seller shall indemnify Buyer in the event and to the extent that the warranty reserves are insufficient to cover any such post-Closing liabilities. In the event, and to the extent, that the warranty reserves are in excess of any such post-Closing liabilities, as determined after the applicable warranty period has elapsed, the Company shall pay such excess to Seller.

               Buyer, Seller, the Company and the LLC agree to allocate warranty costs as determined by the Auditors to be in accordance with GAAP.

         3.26  Omitted.


         3.27  Interests Owned by the Company or the LLC.

               Except as disclosed on Schedule 3.27, neither the Company nor the LLC (i) is a partner or investor in any partnerships, corporations, joint venture or any other entity, (ii) is party or subject to any pledge of its capital stock or membership interests, or (iii) is party or subject to any agreement with respect to or directly affecting its capital stock or membership interests.

         3.28  Absence of Undisclosed Liabilities.

               Neither the Company nor the LLC is subject to any liabilities which have not been disclosed to Buyer in writing except for (i) obligations, duties and liabilities of the Company and the LLC reflected in the Financial Statements, (ii) obligations, duties and liabilities incurred in the ordinary course of business since the date of the Interim Balance Sheets,
(iii) normal accruals, reclassification and audit adjustments which would be reflected on an audited financial statement, and (iv) obligations, duties and liabilities incurred in the ordinary course of business prior to the date of the Interim Balance Sheets which, in accordance with GAAP, were not recorded thereon, which obligations, duties and liabilities described in clauses (i) through (iv) above, either individually or in the aggregate, would not have a Material Adverse Effect on either the Company or the LLC.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                    OF BUYER

               Buyer hereby represents and warrants to the Company, the LLC, Seller and Clark as follows:

         4.1   Organization and Good Standing.

               Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

         4.2   Authorization and Enforceability.

               Buyer has full corporate power and authority to execute, deliver and perform this Agreement and all other Transaction Documents to which it is a party. The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and, as of the Closing Date, the other Transaction Documents to which it is a party will be duly executed and delivered by it. This Agreement is a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization or affecting creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court. As of the Closing Date, each of the other Transaction Documents to which Buyer is a party will be duly executed and delivered by Buyer and will constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization or affecting creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court.

         4.3   No Violation of Laws or Agreements.

               The execution, delivery and performance by Buyer of this Agreement and the Transaction Documents to which it is a party do not, and the consummation by Buyer of the transactions contemplated hereby and thereby, will not, (a) violate, conflict with or result in the breach of any provision of the Articles of Incorporation or By-Laws of Buyer or (b) violate, conflict with, result in a breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, require any consent under or result in or permit the termination, amendment, modification, suspension, revocation, acceleration or cancellation of, (i) any indenture, mortgage, loan or credit agreement, license, instrument, lease, contract, plan, permit or other agreement or commitment, oral or written, to which Buyer is a party, or by which any of its assets or properties may be bound or affected, except for such violations, conflicts, breaches, terminations, amendments, modifications, suspensions, revocations, accelerations, cancellations, interests or rights which, individually and in the aggregate, do not have a material adverse effect on its ability to perform its respective obligations under this Agreement and the other Transaction Documents to which it is a party, or (ii) any judgment, injunction, writ, award, decree, restriction, ruling, or order of any court, arbitrator or Governmental Entity or any applicable constitution or Law, to which Buyer is subject other than those violations and conflicts which individually and in the aggregate would not have a material adverse effect on its ability to perform its obligations under this Agreement and the other Transaction Documents to which Buyer is a party.

         4.4   Consents.

               No consent, approval or authorization of, or registration or filing with, any Person (governmental or private) is required in connection with the execution, delivery and performance by Buyer of this Agreement, the other Transaction Documents to which Buyer is a party, or the consummation by Buyer of the transactions contemplated hereby or thereby except for such consents, approvals, authorizations, registrations or filings which will be obtained or filed on or prior to the Closing Date, the failure of which to obtain or make would not individually and in the aggregate have a material adverse effect on its ability to perform its obligations under this Agreement and the other Transaction Documents to which Buyer is a party.

         4.5   Brokerage.

               Buyer has not made any agreement or taken any other action which might cause any Person to become entitled to a broker's or finder's fee or commission or other fee as a result of or in connection with the transactions contemplated hereunder.

         4.6   Shares of Buyer Common Stock.

               The shares of Buyer Common Stock to be issued in accordance with this Agreement, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and not subject to any preemptive rights or Liens.

         4.7   Filings.

               Buyer has timely made all filings required under the Securities Exchange Act of 1934, as amended, and none of such filings contained and no future filings to be made prior to the Closing will contain an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

                                    ARTICLE V

                              ADDITIONAL COVENANTS

         5.1   Conduct of Business.

                   (a) Except as otherwise specifically permitted by this Agreement or with the prior written consent of Buyer, from and after the date of this Agreement and until the Closing Date, each of the Company, the LLC, and Seller agrees that:

                       (i) Each of the Company and the LLC shall conduct their respective business in the same manner as it has been regularly conducted, including maintaining in all material respects its Contracts and Permits in full force and effect;

                       (ii) Each of the Company and the LLC shall use its reasonable best efforts to preserve its assets and to maintain its business and employees, sales representatives, customers, asset suppliers, licensees and operations in accordance with past custom and practice.

                      (iii) Each of the Company and the LLC shall promptly inform Buyer in writing of any specific event or circumstance of which it is aware, or of which it receives notice, that has or is likely to have, individually or in the aggregate, taken together with the other events or circumstances, a Material Adverse Effect;

                      (iv) Each of the Company and the LLC shall use its reasonable best efforts to satisfy each of the closing conditions provided herein and to consummate the transactions contemplated hereby;

                      (v) Notwithstanding anything to the contrary contained in this Agreement, including Section 5.1(a)(vi), neither the Company and the LLC shall purchase land nor enter into any agreement for the purchase of land without the prior written consent of Buyer, which consent shall not be unreasonably withheld; provided, however, that if Buyer withholds its consent to any bona fide proposal to purchase land by the Company, then, in the event that the Closing does not occur other than due to a breach or default of this Agreement by any of the Company, the LLC or Seller, Buyer shall not enter into any agreement for the acquisition of such land for six months after the termination of this Agreement without the prior written consent of Seller, which consent may be withheld in Seller's sole and absolute discretion.

                      (vi) Neither the Company nor the LLC shall enter into any contract or transaction other than in the ordinary course of business, nor enter into any transaction with Affiliated persons or entities other than as contemplated by this Agreement, nor accept any capital contributions, without the prior written consent of Buyer, provided that the Company shall distribute to Seller the Taliverde lot 94 prior to the Closing.

                      (vii) Neither the Company nor the LLC shall (A) redeem or repurchase any stock, (B) issue additional stock, (C) make any loans, (D) incur any debt or

(E) increase the compensation, incentive arrangements or other benefits of any employee other than in the ordinary course of business consistent with past practices of the Company.

            (viii) Neither the Company nor the LLC shall:

                   (1) change or modify in any material respect existing inventory management or credit and collection policies, procedures and practices with respect to accounts receivable;

                   (2) enter into any contract or commitment, waive any right or enter into any other transaction which is reasonably likely to have a Material Adverse Effect;

                   (3) mortgage, pledge or subject to any Lien (other than Permitted Liens) any of their respective assets;

                   (4) change any compensation or benefits or grant any material new compensation or benefits payable to or in respect of any Business Employee (except, for regularly scheduled merit increases in the ordinary course of business consistent with past practice);

                   (5) sell, lease or otherwise transfer any assets necessary, or otherwise material to the conduct of, their respective business;

                   (6) change either of the Company's or the LLC's method of accounting or keeping its books of account or accounting or tax practices, except as required by GAAP.

                   (7) engage in any practice or take or omit to take any action which if taken or omitted prior to the date hereof would constitute or result in a breach of any representations or warranties of any of the Company, the LLC or Seller contained herein;

                   (8) enter into, amend or exercise an extension or renewal option for any lease of Business Real Property except with the prior written consent of Buyer, which consent shall not be unreasonably withheld.

              (ix) Each of the Company and the LLC shall deliver to Buyer (i) within two Business Days after the receipt thereof, copies of all corrective work orders from the Arizona Registrar of Contractors and (ii) within five Business Days after the preparation thereof, copies of all reports prepared by either the Company or the LLC with respect to such corrective work orders, the status of complaints filed with the Arizona Registrar of Contractors and correspondence from the Arizona Registrar of Contractors. Each of the Company and the LLC shall promptly deliver to Buyer, upon Buyer's request, copies of any such correspondence.

          (b) As of the Closing Date, Seller shall cause HomeBanc Mortgage Corporation ("HomeBanc"), if not purchased by Buyer on or prior to such date, to cease conducting business except as necessary to close any transactions entered into prior to the Closing Date or as otherwise mutually agreed upon in writing by Buyer in its sole discretion.

               (c) Except as otherwise specifically permitted by this Agreement or with the prior written consent of Seller, from and after the date of this Agreement and until the Closing Date, Buyer agrees that:

                   (i) It shall conduct its business in the same manner as it has been regularly conducted;

                   (ii) It shall use its reasonable best efforts to preserve the assets of Buyer and to maintain its business and employees, sales representatives, customers, assets, suppliers, licenses and operations in accordance with past custom and practice;

                   (iii) It shall use its reasonable best efforts to satisfy each of the closing conditions provided herein and to consummate the transactions contemplated hereby; and

                   (iv) It shall not engage in any practice or take or omit to take any action which if taken or omitted prior to the date hereof would constitute or result in a breach of any representations or warranties of Buyer contained herein.

               (d) (i) If Buyer and Seller fail to enter in a definitive agreement for the purchase by Buyer of Seller's interests in HomeBanc (a "HomeBanc Agreement"), or if Buyer and Seller enter into a HomeBanc Agreement and Buyer elects not to purchase Seller's interests in HomeBanc for any reason other than (A) a material misrepresentation by a party, other than Buyer, to the HomeBanc Agreement or (B) the failure of a condition precedent to Buyer's obligation to consummate the transactions contemplated therein, Buyer will not hire any employees of HomeBanc for a period of two years after the Closing Date;

                   (ii) If Buyer and Seller enter into a HomeBanc Agreement and Buyer elects, after the expiration of any feasibility period thereunder, not to purchase Seller's interests in HomeBanc for any reason other than (A) a material misrepresentation by a party, other than Buyer, to the HomeBanc Agreement or (B) the failure of a condition precedent to Buyer's obligation to consummate the transactions contemplated therein, Buyer will not, for two years after the Closing Date, enter into a business in the Phoenix or Tuscon areas of Arizona which would have been similar to and competitive with the mortgage banking/broker business conducted by HomeBanc as of the date of this Agreement.

         5.2   Mutual Covenants.

               The parties hereto mutually covenant from the date of this Agreement to the Closing Date (and subject to the other terms of this Agreement):

                   (a) to cooperate with each other in determining whether filings are required to be made or consents required to be obtained in any jurisdiction in connection with the consummation of the transactions contemplated by this Agreement and in making or causing to be made any such filings promptly and in seeking to obtain timely any such consents (each party hereto shall furnish to the other and to the other's counsel all such information as may be reasonably required in order to effectuate the foregoing action); and

                   (b) to advise the other parties promptly if such party determines that any condition precedent to its obligations hereunder will not be satisfied in a timely manner.

         5.3   Filings and Authorizations.

               The parties hereto will, as promptly as practicable, make or cause to be made all such filings and submissions under Laws applicable to them or their Affiliates as may be required to consummate the terms of this Agreement. The Company, the LLC, Seller and Buyer shall keep each other apprised of the status of any communications with, and inquiries or requests for additional information from, any Governmental Entity and shall comply promptly with any such inquiry or request.

         5.4   Public or Private Announcement.

               Prior to the Closing, no party hereto shall make or issue, or cause to be made or issued any public or private announcement or written statement concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other parties hereto (which will not be unreasonably withheld or delayed); provided, however, that Buyer may disclose such information Buyer may deem reasonably necessary in connection with obtaining financing for the transactions contemplated hereby or if counsel to Buyer advises that such announcement or statement is required by law; provided, further, however, that Buyer shall provide prior notice of any public disclosure regarding the transactions contemplated by this Agreement and an opportunity to comment thereon to Seller, to the extent practicable. The Company, the LLC, and Seller may respond to public inquiries after any public disclosure by Buyer, but, subject to Buyer's compliance with the provisions of this Section 5.4, shall not disclose any information beyond that disclosed by Buyer.

         5.5   Investigation.

               From the date hereof until the Closing, each of the Company and the LLC shall give Buyer and its representatives (including Buyer's accountants, consultants, counsel, employees and authorized agents), upon reasonable notice and during normal business hours, full access to the properties, contracts, employees, books, records and affairs of each of the Company and the LLC, and shall cause its officers, directors, employees, agents, representatives, accountants and counsel to furnish to Buyer all documents, records and information (and copies thereof), as Buyer may reasonably request. No investigation or receipt of information by Buyer pursuant to, or in connection with, this Agreement, shall diminish or obviate any of the representations, warranties, covenants or agreements of any of the Company, the LLC, and Seller under this Agreement or the conditions to the obligations of Buyer under this Agreement.

         5.6   Taxes.

                   (a) Each of the Company, the LLC, Seller and Buyer shall (a) each provide the other with such assistance as may reasonably be requested by either of them in connection with the preparation of any Tax return, any audit or other examination by any taxing Governmental Entity or any judicial or administrative proceeding with respect to Taxes, (b) each retain and provide the other with any records or other information which may be relevant to such return, audit, examination or proceeding and (c) each provide the other with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax return of the other for any period (which shall be maintained confidentially). It is expressly provided that in connection with any audit or examination relating to taxable periods of the Company prior to the Closing Date, Seller shall be authorized to assume control of and contest or settle any proposed assessment at its own expense; provided, however, that Seller shall not contest or settle any proposed assessment or deficiency without Buyer's prior written consent if such contest, if successful, or such settlement would result in a material increase in Taxes of the Company for taxable periods commencing on or after the Closing Date. Without limiting the generality of the foregoing, the Company, the LLC, Buyer and Seller shall retain, until the applicable statutes of limitations (including all extensions) have expired, copies of all Tax returns, supporting workpapers, and other books and records or information which may be relevant to such returns for all Tax periods or portions thereof ending before or including the Closing Date, and shall not destroy or dispose of such records or information without first providing the other party with a reasonable opportunity to review and copy the same.

                   (b) Clark and Seller shall have the sole responsibility for the preparation and filing of tax returns that relate to (a) taxable periods of the Company and the LLC ending before the Closing Date, including tax returns relating to the Company's "S short year" (within the meaning of Section 1362(e)(1)(A) of the Code and the corresponding provisions of state and local law) and (b) the taxable period of the LLC ending on the Closing Date; provided, however, that with respect to any taxable period that includes any part of the calendar year in which the Closing Date occurs, Buyer shall have the opportunity to review and approve any such tax return prior to filing, which approval shall not be unreasonably withheld.

                   (c) Buyer shall have sole responsibility for the preparation and filing of tax returns of the Company and the LLC that relate to taxable periods commencing on or after the Closing Date, including tax returns relating to the Company's "C short year" (within the meaning of Section 1362(e)(1)(B) of the Code and the corresponding provisions of state and local law) and tax returns relating to the LLC's taxable year commencing on the date following the Closing Date; provided, however, that with respect to any taxable period that includes any part of the calendar year in which the Closing Date occurs, Seller shall have the opportunity to review and approve any such tax return prior to filing, which approval shall not be unreasonably withheld.

                   (d) The parties agrees to use the "closing of the books method" of allocating income of the LLC between the taxable period of the LLC ending on the Closing Date and the immediately succeeding taxable period.

                   (e) Buyer shall not, for any purpose, elect to treat the purchase of the stock of the Purchased Interests as purchases of the assets of the Company and/or the LLC.

                   (f) Seller shall be entitled to claim, and shall be entitled to, any refund of Taxes of the Company with respect to taxable periods of the Company ending on or prior to the Closing Date, other than any refund attributable to the carryback of losses or credits arising in taxable periods of the Company ending after the Closing Date; provided, however, that without Buyer's prior written consent Seller shall not claim any refund of Taxes of the Company with respect to taxable periods of the Company ending on or prior to the Closing Date which would result in an increase in Taxes of the Company for taxable periods of the Company ending after the Closing Date; provided, further, that Seller shall promptly pay to Buyer upon receipt any refund of Taxes of the Company with respect to taxable periods of the Company ending on or prior to the Closing Date to the extent (but only to the extent) that the adjustment or adjustments to which such refund is attributable result in an increase in Taxes of the Company for taxable periods of the Company commencing on or after the Closing Date; and provided, further, that Seller shall furnish Buyer with a copy of any claim for refund filed by Seller with respect to Taxes of the Company.

         5.7   Consents.

               Each of the parties hereto will use its reasonable best efforts and will cooperate with the other parties hereto to obtain all consents required from third Persons, whose consent or approval is required pursuant to any Contract or Permit to consummate the transactions contemplated hereby.

         5.8   Confidentiality.

                   (a) Subject to Section 5.4 hereof, each party hereto agrees that any confidential business, financial or other information relating to the other party disclosed at any time prior to the Closing to such party, or its advisors, employees, agents, attorneys, accountants or Affiliates ("Related Persons"), by or on behalf of the other party (collectively, "Confidential Information") will be maintained in strictest confidence by such party and each of its Related Persons, and will not be disclosed to any other person without the prior written consent of the disclosing party. No such party nor any of its Related Persons will use any Confidential Information for any purpose other than the performance of this Agreement and the transactions contemplated hereby. In the event of any termination of this Agreement, each party will promptly return to the other party all of the other party's Confidential Information and copies thereof in the possession of such party or its Related Persons, provided that internally prepared notes or documents containing or based upon Confidential Information may be promptly destroyed in lieu of being returned.

                   (b) The restrictions set forth in Section 5.8(a) will not apply to any information which (i) was already rightfully known to a party or any of its Related Persons without obligations of confidentiality to the other party prior to the time of its disclosure to such party by or on behalf of the other party; (ii) is in the public domain through no breach of Section 5.8(a) or other wrongful act of such party of its Related Persons; (iii) has been rightfully received by such party or its Related Persons from a third party not under obligation of confidentiality to the other party without breach of Section 5.8(a); (iv) is independently developed by the other party or its Related Persons without use of any Confidential Information of the other party; or (v) is disclosed pursuant to court order or other legal requirements, provided that such party and its Related Persons shall give the other party as much advance notice as practicable of the intention to make a disclosure under this clause (v) so that the other party, if it so desires, may contest such court order or other legal requirement.

                   (c) Each party hereto agrees that it, he or she will not, directly or indirectly through Affiliates, solicit for employment any employees of the other party for a period of one year from the date hereof.

                   (d) Each party agrees that money damages would not be a sufficient remedy for any breach of this Section 5.8 by such party or any of its Related Persons and that the other party will be entitled to specific performance and injunctive relief or other equitable relief as remedies for any such breach. Such remedies will not be deemed to be the exclusive remedies but will be in addition to all other remedies available at law or in equity. Each party hereby waives, and agrees to use its best efforts to cause each of his Related Persons to waive, any requirement for the securing or posting of any bond in connection with any such remedy.

                   (e) For purposes of this Section 5.8 (and this Section 5.8 only), Seller, the Company, the LLC and Clark shall be deemed to be one party.

         5.9   Reasonable Best Efforts.

               Without limiting the specific obligations of any party hereto under any covenant or agreement hereunder, each party hereto shall use reasonable best efforts to take all action and do all things necessary in order to promptly consummate the transactions contemplated hereby, including, without limitation, satisfaction, but not waiver, of the Closing conditions set forth in
Article VI.

         5.10   Negotiations.

                   (a) From the date hereof until the Closing or earlier termination of this Agreement in accordance with its terms (the "Exclusivity Period"), Buyer will have the exclusive right to negotiate with the Company, the LLC, and Seller concerning any merger, consolidation, sale of assets not in the ordinary course of business, acquisition, business exchange or transfer of shares of either the Company or the LLC. The Company, the LLC, and Seller agree that, during the Exclusivity Period, neither the Company, the LLC, Seller nor any of their employees, directors, representatives, Affiliates or advisors (including, without limitation, legal, accounting, financial and investment banking advisors) will directly or indirectly, except with the prior written consent of Buyer, which consent shall not be unreasonably withheld, (a) enter into any agreement (or grant any option or right) to sell, transfer or otherwise dispose of the shares of stock or the assets of either the Company or the LLC (except, solely with respect to the assets of the Company or the LLC, in the ordinary course of business) or issue any shares of stock or membership interests of either the Company or the LLC, directly or indirectly, to any Person, (b) hold any discussion with, or provide any information to, any Person concerning either the Company or the LLC in connection therewith (other than with respect to the sale of assets in the ordinary course of business) or (c) respond to any inquiry made by any Person concerning a proposed acquisition of any assets, stock or interests of either the Company or the LLC (including Persons with whom the Company or the LLC or their advisors may have had discussions prior to the date hereof), except to advise such Person that a prospective purchaser has been granted the exclusive right to negotiate concerning a proposed transaction, without identifying the Buyer, unless previously publicly identified. The Company, the LLC, and Seller further agree to advise Buyer immediately upon receiving any inquiry from any such Person (including the identity of any such Person, the terms of any proposal to acquire any stock, assets or interests in or of either the Company or the LLC, and any other relevant information that Buyer may request), and to supply Buyer with a copy of any written offer, proposal or other indication of interest received from any such Person.

                   (b) Buyer agrees that, during the Exclusivity Period, neither Buyer nor any of its employees, directors, representatives, affiliates or advisers (including, without limitation, legal, accounting, financial and investment banking advisers) will directly or indirectly, except with the prior written consent of Seller, which shall not be unreasonably withheld, (a) enter into any agreement to acquire the stock or the assets (other than in the ordinary course of business) of any Arizona homebuilder, (b) hold any discussion with, or provide any information to, any person concerning any such homebuilder in connection therewith, or (c) respond to any inquiry made by any person concerning a proposed acquisition of any assets (other than in the ordinary course of business) or stock of any such homebuilder (including persons with whom Buyer or its advisers may have had discussions prior to the date of this Agreement), except to advise such person that Buyer has been granted certain rights concerning a proposed transaction with another homebuilder, without identifying the Company. Buyer further agrees to advise the Company immediately upon making or receiving any inquiry from any such person (including the identity of any such person, the terms of any proposal to buy any portion of the stock or assets (other than in the ordinary course of business) of any such homebuilder made during the Exclusivity Period, and any other relevant information that the Company may request), and to supply the Company with a copy of any written offer, proposal or other indication of interest made to or received from any such person. For purposes hereof, the acquisition of a material portion of the assets of an Arizona homebuilder shall not be considered in the ordinary course of Buyer's business.

                   (c) In the event that any party materially breaches the obligations set forth in this Section 5.10 prior to the end of the Exclusivity Period or enters into any agreement of the type referred to therein within six months of the end thereof with any person with whom such party discussed any such transaction during the Exclusivity Period, then, upon closing of such transaction, such party shall promptly pay the other liquidated damages of $1,000,000; provided, however, that no such payment shall be due to a party that terminated this Agreement without cause or to a party that itself materially breached this Agreement, it being specifically understood that Seller would have no obligation hereunder if Buyer terminates this Agreement as a result of Buyer's failure to obtain financing necessary to consummate the transactions contemplated hereby. The parties agree that actual damages would be substantial but difficult to calculate and that such amount represents a reasonable estimate thereof. In the event of such termination, payment of such amounts by a party pursuant to this Section 5.10 shall constitute the sole and exclusive remedy of the other party against such party under this Agreement.

         5.11   Omitted



         5.12   Employees After the Closing

               Buyer does not intend to compel the Company to reduce any competitive compensation packages which have been maintained by the Company for at least 12 months prior to the Closing. The Company's employees as of the Closing, other than Seller, shall be entitled to grants of stock options under Buyer's employee stock option plan in the amounts set forth on Schedule 5.12. The exercise price for said options shall be equal to the closing market price of Buyer Common Stock as of the day prior to the Closing Date. Said options shall vest, on an annual basis, equally over five years of employment following the Closing, and shall otherwise be on the same terms and conditions as currently provided under Buyer's employee stock option plan.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         6.1   Conditions Precedent to Obligations of Buyer.

               The obligations of Buyer to purchase the Purchased Interests and to consummate the transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by Buyer in its sole discretion):

                   (a) Representations, Warranties and Covenants. Each of the representations and warranties of the Company, the LLC, and Seller contained in this Agreement or in any certificate, document or instrument delivered in connection herewith shall be true and correct in all material respects on and as of the date of this Agreement and at and as of the Closing with the same effect as though such representations and warranties had been made at and as of the Closing, except for representations and warranties that speak as of a specific date or time other than the Closing (which need only be true and correct in all material respects as of such date or time); provided, however, that if any portion of any such representation or warranty is already qualified by materiality, for purposes of determining whether this condition has been satisfied with respect to such portion of such representation or warranty, such qualification shall be disregarded, i.e., so that such representation or warranty, without such qualification, shall be true and correct in all material respects. Each of the Company, the LLC, and Seller shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by such party at or prior to the Closing. Each of the Company, the LLC, and Seller shall furnish Buyer with a certificate dated the Closing Date and signed by a senior executive officer of the Company or the LLC, as the case may be, or Seller, to the effect that the conditions set forth in this Section 6.1(a) have been satisfied.

                   (b) Required Consents. The Company, the LLC, and Seller shall have obtained, each in form and substance reasonably satisfactory to Buyer in its reasonable discretion all statutory and regulatory consents and approvals which are required under any applicable Laws in order for Buyer to purchase the Purchased Interests and to consummate the transactions contemplated hereby and all other necessary consents and approvals of third Persons to the transactions contemplated hereby, and the waiting period prescribed by the Hart-Scott-Rodino Antitrust Improvement Act of 1976 shall have expired.

                   (c) Injunction; Litigation; Legislation. (i) None of the Company, the LLC, Seller or Buyer shall be subject to any order or injunction restraining or prohibiting the consummation of the transactions contemplated hereby, (ii) no action or proceeding shall have been instituted before any court or Governmental Entity to restrain or prohibit, or to obtain substantial damages in respect of, the consummation of the transactions contemplated hereby, (iii) none of the parties hereto shall have received written notice from any Governmental Entity of (A) its intention to institute any action or proceeding to restrain, enjoin or nullify this Agreement or the transactions contemplated hereby, or to commence any investigation (other than a routine letter of inquiry, including a routine civil investigative demand) into the consummation of the transactions contemplated hereby or (B) the actual commencement of such investigation, (iv) except as set forth on Schedule 3.6, there shall not be any pending or threatened litigation, suit, action or proceeding by any party which would reasonably be expected to limit or materially adversely affect the benefit expected by Buyer from its purchase of the Purchased Interests (other than pending or threatened litigation the Company, the LLC, Seller and Buyer mutually view as frivolous) and (v) no statute, rule or regulation shall have been promulgated or enacted by any Governmental Entity, which would prevent or make illegal the consummation of the transactions contemplated hereby.

                   (d) Documents. Each of the Company, the LLC, and Seller shall have delivered to Buyer at the Closing such other documents and instruments as shall be reasonably necessary to transfer to Buyer the Purchased Interests as contemplated by this Agreement. Each of the Company, the LLC, and Seller shall have delivered all the certificates, instruments, contracts and other documents specified to be delivered by each such Person hereunder, including pursuant to
Section 2.5 hereof.

                   (e) Material Adverse Change. There shall have been no material adverse change in the business or financial condition in either the Company or the LLC from such conditions as of the date hereof.

                   (f) Contractor's License. Each of the Company and the LLC shall have a current and valid general contractor's license issued by the State of Arizona Registrar of Contractors sufficient to and allowing the Company and the LLC, respectively, to conduct their home-building businesses as presently conducted (each, a "Contractor's License"), which Contractor's Licenses shall be in full force and effect and shall not be subject to any revocation, suspension or other similar proceedings or to any disciplinary action which is reasonably likely to materially adversely affect the ability of either the Company or the LLC to conduct its respective business consistent with past practice.

         6.2 Conditions Precedent to Obligations of the Company, the LLC, and Seller.

               The obligations of the Company, the LLC, Seller and Clark to consummate the transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by Seller in its sole discretion):

                   (a) Representations, Warranties and Covenants. Each of the representations and warranties of Buyer contained in this Agreement or in any certificate, document or other instrument delivered in connection herewith shall be true and correct in all material respects on and as of the date of this Agreement and at and as of the Closing with the same effect as though such representations and warranties had been made at and as of the Closing, except for representations and warranties that speak as of a specific date or time other than the Closing (which need only be true and correct in all material respects as of such date or time); provided, however, that if any portion of any such representation or warranty is already qualified by materiality, for purposes of determining whether this condition has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified shall be true and correct in all respects. Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed and complied with by it at or prior to the Closing. Buyer shall furnish the Company, the LLC, and Seller with a certificate dated the Closing Date and signed by a senior executive officer of Buyer to the effect that the conditions set forth in this Section 6.2(a) have been satisfied.

                   (b) Injunction; Litigation; Legislation. (i) Neither the Company, the LLC nor Seller shall be subject to any order or injunction restraining or prohibiting the consummation of the transactions contemplated hereby, (ii) no action or proceeding shall have been instituted before any court or Governmental Entity to restrain or prohibit, or to obtain substantial damages from Seller or Stockholder in respect of, the consummation of the transactions contemplated hereby, (iii) none of the parties hereto shall have received written notice from any Governmental Entity of (A) its intention to institute any action or proceeding to restrain, enjoin or nullify this Agreement or the transactions contemplated hereby, or to commence any investigation (other than a routine letter of inquiry, including a routine civil investigative demand) into the consummation of the transactions contemplated hereby or (B) the actual commencement of such investigation and (iv) no statute, rule or regulation shall have been promulgated or enacted by any Governmental Entity, which would prevent or make illegal the consummation of the transactions contemplated hereby.

                   (c) Documents. Buyer shall have delivered to at the Closing all the certificates, instruments, contracts and other documents specified to be delivered by it hereunder, including pursuant to Section 2.6 hereof.

                   (d) Material Adverse Change. There shall have been no material adverse change in the business or financial condition of Buyer from such condition as of the date hereof.

                   (e) Release or Indemnification of Guaranties. The Company's lenders and, if applicable, lessors, shall have agreed to release Seller from his personal guaranties of bona fide obligations of the Company or the LLC as of the Closing or Buyer shall have agreed to indemnify Seller with respect to such guaranties, with such indemnification to be in form and substance reasonably satisfactory to Seller.

                                   ARTICLE VII

                          CERTAIN ADDITIONAL COVENANTS

         7.1   Certain Taxes and Expenses.

               Buyer shall be responsible for all state and local sales, use, transfer, real property transfer, documentary stamp, recording and other similar taxes and closing costs arising from and with respect to the sale and purchase of the Purchased Interests. Buyer shall be responsible for any title costs or costs of environmental reviews and costs of the filing fees required in connection with all filings pursuant to the Hart-Scott-Rodino Antitrust Improvement Act of 1976. Except as otherwise expressly provided in this Agreement, each of the parties hereto shall each bear its respective accounting, legal and other similar expenses (none of which shall be deemed closing costs) incurred in connection with the transactions contemplated by this Agreement.

               The parties agree that the Company and the LLC shall be audited for the period commencing January 1, 1998 and ending as of the Closing Date, with Seller paying the normal audit fees of the Company and the LLC associated with this period (including any additional charges not associated with the transactions contemplated by this Agreement) and with Buyer paying the balance, if any. Buyer may request additional procedures by the Auditor, at Buyer's expense. If it is subsequently determined that, pursuant to SEC rule or regulation, audited financial statements of 1995 of the Company are required, the parties shall share in those expenses on the basis of the foregoing sentence. Additionally, Buyer shall be responsible for any fees associated with making the Company's 1997 or 1996 audited statements compliant with Regulation S-X of the Securities Act of 1933.

                                  ARTICLE VIII

                            SURVIVAL; INDEMNIFICATION

         8.1   Survival.

               All representations, warranties, covenants and agreements contained in this Agreement or the other Transaction Documents shall survive (and not be affected in any respect by) the Closing and any investigation conducted by any party hereto. Notwithstanding the foregoing, the representations and warranties contained in or made pursuant to this Agreement and the related indemnity obligations set forth in Sections 8.2(a)(i) and 8.3(a)(i) shall terminate on, and no claim or action with respect thereto may be brought after, the date two years after the Closing Date, except that (i) the representations and warranties contained in the last sentence of

Section 3.10 and Section 3.23 and the related indemnity obligations contained in
Section 8.2, but only to the extent that they relate to such representations and warranties, shall survive until the tenth anniversary of the Closing Date, (ii) the representations and warranties contained in Sections 3.12 and 3.15 and the related indemnity obligations contained in Section 8.2, but only to the extent that they relate to such representations and warranties, shall survive until 30 days after the expiration of the applicable statute of limitations (or extensions or waivers thereof) and (iii) any intentional or fraudulent misrepresentations by the Company, the LLC or Seller shall survive indefinitely. The representations and warranties which terminate on the date two years after the Closing Date and the representations and warranties referred to in the foregoing clause (ii), and the liability of any party hereto with respect thereto pursuant to this Article VIII, shall not terminate with respect to any claim, whether or not fixed as to liability or liquidated as to amount, with respect to which the Indemnifying Party has been given written notice setting forth the facts upon which the claim for indemnification is based and, if possible, a reasonable estimate of the amount of the claims prior to the date two years after the Closing Date or 30 days after the expiration of the applicable statute of limitations (or extensions or waivers thereof), as the case may be. The rights and remedies of the parties under this Article VIII shall constitute the sole post-Closing remedies for damages under this Agreement and the Transaction Documents.

         8.2   Indemnification by Seller.

                   (a) Subject to Section 8.1 hereof, Seller shall indemnify and hold Buyer and its employees, officers, directors and agents (collectively, the "Buyer Indemnified Parties") harmless from and against, and agree promptly to defend any Buyer Indemnified Party from and reimburse any Buyer Indemnified Party for, any and all Losses which any Buyer Indemnified Party may at any time suffer or incur, or become subject to, as a result of or in connection with:

                       (i) any breach or inaccuracy as of the date of this Agreement or the Closing Date of any of the representations, warranties or covenants made by the Company, the LLC, or Seller in or pursuant to this Agreement, or in any instrument or certificate delivered by the Company, the LLC, or Seller at the Closing in accordance herewith (it being understood and agreed that, notwithstanding anything to the contrary contained in this Agreement, to determine if there had been an inaccuracy or breach of a representation, warranty or covenant of the Company, the LLC, or Seller and the Losses arising from such inaccuracy or breach, such representation, warranty or covenant shall be read as if it were not qualified by materiality, including, without limitation, qualifications indicating accuracy in all material respects, or accuracy except to the extent the inaccuracy will not have a Material Adverse Effect); provided, however, that Seller and Clark shall have no liability for Taxes relating to (a) taxable periods of the Company commencing on or after the Closing Date, including, without limitation, the Company's "C short year" (within the meaning of Section 1362(e)(1)(B) of the Code and the corresponding provisions of state and local law), (b) taxable periods of the LLC commencing after the Closing Date, including without limitation, the taxable period of the LLC beginning on the day following the Closing Date, and (c) further in the case of the LLC, Taxes attributable to operations of the LLC on the Closing Date by Buyer following the Closing;

                       (ii) any failure by the Company, the LLC, or Seller to carry out, perform, satisfy and discharge any of its or his covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the other Transaction Documents delivered by the Company, the LLC, or Seller pursuant to this Agreement; and

                       (iii) any failure by the Company, the LLC or Seller prior to the Closing Date to comply with the WARN Act with respect to any employee of either the Company or the LLC.

                   (b) Notwithstanding any other provision herein to the contrary, (i) Seller shall not be required to indemnify and hold harmless any Buyer Indemnified Party pursuant to Section 8.2(a)(i), unless the applicable Buyer Indemnified Party has asserted a claim with respect to such matters within the applicable survival period set forth in Section 8.1 hereof and (ii) Seller shall not be required, pursuant to Section 8.2(a)(i), to indemnify and hold harmless any Buyer Indemnified Party until the aggregate amount of Buyer Indemnified Parties' Losses under Section 8.2(a)(i) exceeds $25,000 (the "Basket Amount"), after which Seller shall be obligated for all Losses of Buyer Indemnified Parties in excess of the Basket Amount up to an aggregate amount of $3,000,000; provided, however, that such $3,000,000 limitation shall not be applicable to Losses of Buyer Indemnified Parties resulting from intentional or fraudulent misrepresentations of the Company, the LLC, Seller or Clark.

                   (c) Further notwithstanding any other provision herein to the contrary, Buyer shall be entitled to offset any Losses of Buyer Indemnified Parties under Section 8.2(a)(i) against amounts owing and unpaid to Seller under this Agreement without regard to the $3,000,000 limitation contained in Section 8.2(b).

                   (d) Notwithstanding anything to the contrary contained herein, for purposes of computing any liability of Seller for indemnification under this Article 8, the parties shall first submit any prospective claims for indemnification to insurers under any applicable insurance policies (including title insurance policies) of the Company and/or Buyer, and any Losses suffered by Buyer shall be offset by any insurance recovery to the extent received under
(i) any policies of the Company owned (or paid for) at or prior to Closing, and
(ii) any pre-Closing or post-Closing policies of Buyer or any policies of the Company procured after the Closing, but (in the case of any policies of the type specified in this clause (ii)) net of (x) an allocable portion of the premiums paid on such policies and (y) any increase in premiums that Buyer or the Company may incur as a result of the claim; provided, however, that Buyer need not submit any claim under any of its policies or any post-Closing policies of the Company if in the reasonable judgment of Buyer's Chief Executive Officer such claim would result in a termination of such policies. Buyer shall, in connection with any claim for indemnity, (i) first seek recovery against any insurance policies as provided above, subject to the limitations set forth above; (ii) second offset the claim against the Deferred Purchase Price; and (iii) seek recourse against Seller personally; provided, however, that if pursuant to a final arbitration award or judgment, Seller becomes liable to Buyer for an indemnifiable claim, and insurance proceeds are insufficient to satisfy such claim, then Buyer may immediately pursue the balance against Seller personally, subject to any limitations set forth in paragraph (b) of this Section 8.2.

          8.3   Indemnification by Buyer.

                   (a) Subject to Section 8.1 hereof, Buyer shall indemnify and hold the Company, the LLC, and Seller and their respective employees, officers, directors and agents (collectively, the "Seller Indemnified Parties") harmless from and against, and agree promptly to defend any Seller Indemnified Party from and reimburse any Seller Indemnified Party for, any and all Losses which any Seller Indemnified Party may at any time suffer or incur, or become subject to, as a result of or in connection with:

                       (i) any breach or inaccuracy as of the date of this Agreement or the Closing Date of any of the representations, warranties or covenants made by Buyer in or pursuant to this Agreement, or in any instrument or certificate delivered by Buyer at the Closing in accordance herewith (it being understood and agreed that, notwithstanding anything to the contrary contained in this Agreement to determine if there had been an inaccuracy or breach of a representation, warranty or covenant of Buyer and the Losses arising from such inaccuracy or breach, such representation, warranty or covenant shall be read as if it were not qualified by materiality, including, without limitation, qualifications indicating accuracy in all material respects, or accuracy except to the extent the inaccuracy will not have a material adverse effect on the ability of Buyer to perform its obligations under this Agreement and the other Transaction Documents to which it is a party); or

                       (ii) any failure by Buyer to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the other Transaction Documents delivered by Buyer pursuant to this Agreement; or

                       (iii) any liability for Taxes arising out of (a) any action taken by or at the direction of Buyer with respect to the LLC on the Closing Date following the Closing and (b) any taxable period of the Company or the LLC beginning on or after the Closing Date, including, in the case of the Company, the Company's "C short year" (within the meaning of Section 1362(e)(1)(B) of the Code and the corresponding provisions of state and local law) and, in the case of the LLC, the taxable period beginning on the day following the Closing Date.

                   (b) Notwithstanding any other provision herein to the contrary, (i) Buyer shall not be required to indemnify and hold harmless any Seller Indemnified Party pursuant to Section 8.3(a)(i), unless the applicable Seller Indemnified Party has asserted a claim with respect to such matters within the applicable survival period set forth in Section 8.1 hereof and (ii) Buyer shall not be required, pursuant to Section 8.3(a)(i), to indemnify and hold harmless any Seller Indemnified Party until the aggregate amount of Seller Indemnified Parties' Losses under Section 8.3(a)(i) exceeds the Basket Amount, after which Buyer shall be obligated for all Losses of Seller Indemnified Parties in excess of the Basket Amount up to an aggregate amount of $3,000,000; provided, however, that such $3,000,000 limitation shall not be applicable to Losses of Seller Indemnified Parties resulting from intentional or fraudulent misrepresentations of Buyer.

         8.4   Notification of Claims.

                   (a) If any Buyer Indemnified Party, on the one hand, or Seller Indemnified Party, on the other hand (an "Indemnified Party"), has a claim or potential claim or receives notice of any claim, potential claim or the commencement of any action or proceeding which could give rise to an obligation on the part of the Company, the LLC, Seller, or Buyer, as the case may be, to provide indemnification (the "Indemnifying Party") pursuant to Section 8.2 or 8.3, respectively, the Indemnified Party shall promptly give the Indemnifying Party notice thereof (an "Indemnification Claim"); provided, however, that the failure to give such prompt notice shall not prevent any Indemnified Party from being indemnified hereunder for any Losses, except to the extent that the failure to so promptly notify the Indemnifying Party actually damages the Indemnifying Party.

                   (b) In the event of a claim, a potential claim or the commencement of any action or proceeding by a third party which could give rise to an obligation to provide indemnification pursuant to Sections 8.2 or 8.3, the Indemnified Party will give the Indemnifying Party prompt written notice thereof (the "Third Party Indemnification Claim"); provided, however, that the failure of the Indemnified Party to so promptly notify the Indemnifying Party shall not prevent any Indemnified Party from being indemnified for any Losses, except to the extent that the failure to so promptly notify actually damages the Indemnifying Party.

                   (c) Any Indemnification Claim or Third Party Indemnification Claim will describe the claim in reasonable detail, will include copies of all material written evidence thereof and will indicate the estimated amount if reasonably practicable, of the Loss, that has been or may be sustained by the Indemnified Party. If the Indemnifying Party confirms in writing to the Indemnified Party within 15 days after receipt of the Third Party Indemnification Claim the Indemnifying Party's responsibility to indemnify and hold harmless the Indemnified Party therefor in accordance herewith and within such 15-day period demonstrates to the Indemnified Party's reasonable satisfaction that, as of such time the Indemnifying Party has sufficient financial resources in order to indemnify for the full amount of any potential liability in connection with such claim, the Indemnifying Party may elect to compromise or defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, which counsel shall be reasonably satisfactory to the Indemnified Party, any such matter involving the asserted liability of the Indemnified Party. If the Indemnifying Party elects to compromise or defend any such asserted liability, it shall within 15 days (or sooner, if the nature of the asserted liability so requires) notify the Indemnified Party of its intent to do so, and the Indemnified Party shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, any such asserted liability; provided that (i) the Indemnified Party may, if it so desires, employ counsel at its own expense to assist in the handling of any such third party claim, (ii) the Indemnifying Party shall keep the Indemnified Party advised of all material events with respect to any such third party claim, (iii) the Indemnifying Party shall obtain the prior written approval of the Indemnified Party (which approval may not be unreasonably withheld) before ceasing to defend against such third party claim or entering into any settlement, adjustment or compromise of such third party claim involving injunctive or similar equitable relief being asserted against any Indemnified Party or any of their Affiliates and (iv) no Indemnifying Party will, without the prior written consent of each Indemnified Party, settle or compromise or consent to the entry of any judgment in any pending or threatened demand, claim, action or cause of action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any such Indemnified Party is a party to such demand, claim, action or cause of action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of all such Indemnified Parties from all liability arising out of such claim, action, suit or proceeding. Notwithstanding anything contained herein to the contrary, the Indemnifying Party shall not be entitled to have sole control over the defense, settlement, adjustment or compromise of any third party non-monetary claim that seeks an order, injunction or other equitable relief against any Indemnified Party or its Affiliates which, if successful, could materially interfere with the business, assets, liabilities, obligations, financial condition or results of operations of the Indemnified Party or any of its Affiliates. If the Indemnifying Party elects not to compromise or defend against the asserted liability, or fails to notify the Indemnified Party of its election as herein provided, the Indemnified Party may, at the Indemnifying Party's expense, pay, compromise or defend against such asserted liability.


                                   ARTICLE IX

                           TERMINATION; MISCELLANEOUS

         9.1   Termination.

                   (a) This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date, as follows: (i) by the mutual written agreement of Buyer, the Company, the LLC, and Seller, (ii) by any of Buyer, the Company, the LLC, or Seller if the Closing has not occurred on or before January 2, 1999 (or February 2, 1999 in the event Buyer elects to extend the Termination Date pursuant to Section 2.4(b) hereof), or (iii) by Buyer, in its sole and absolute discretion, in the event that at any time on or after November 3, 1998 (A) either the Company or the LLC shall fail to have a valid and current Contractor's License or (B) either the Company's or the LLC's Contractor's License is subject to any revocation, suspension or other similar proceedings or to any disciplinary action which is reasonably likely to materially adversely affect the ability of either the Company or the LLC to conduct its respective business consistent with past practice.

                   (b) Except for the obligations contained in Sections 5.4, 5.8, 5.10(c) and 7.1, which shall survive any termination of this Agreement, upon the termination of this Agreement pursuant to this Section 9.1, this Agreement shall forthwith become null and void, and no party hereto or any of its officers, directors, employees, agents, consultants, stockholders or principals shall have any rights, liabilities or obligations hereunder or with respect hereto; provided, however, that nothing contained herein shall relieve any party hereto from liability for any knowing breach or inaccuracy of any representation or warranty contained herein or any willful failure to comply with any covenant or agreement contained herein.

         9.2   Further Assurances.

               From time to time prior to, at and after the Closing Date, Buyer, the Company, the LLC, Seller and Clark shall execute and deliver or cause to be executed and delivered such further documents, certificates, instruments of conveyance, assignment and transfer and take such further action as Buyer, the Company, the LLC, or Seller may reasonably request in order more effectively to consummate the transactions contemplated hereby. Each party hereto shall cooperate and deliver such instruments and take such action as may be reasonably requested by any other parties hereto in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby. Buyer, the Company, the LLC, Seller and Clark and shall cooperate and shall cause their respective Affiliates, officers, employees, agents and representatives to cooperate to ensure the orderly consummation of the transactions contemplated hereby and to minimize the disruption to the each of the Company's and the LLC's business resulting from the transactions contemplated hereby.

         9.3   Entire Agreement.

               This Agreement and the documents and agreements referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, including the Letter of Intent among the Company, Buyer and Seller dated September 2, 1998.

         9.4   Benefit; Assignment.

               This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by any party hereto without the prior written consent of the other parties hereto; provided, however, that Buyer may assign any or all of its rights (but not its obligations) hereunder to one or more Affiliates of Buyer without the consent of the Company, the LLC, or Seller.

         9.5   No Presumption.

               Buyer, the Company, the LLC, and Seller have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by Buyer, the Company, the LLC, and Seller, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

         9.6   Notices.

               All notices, requests, claims, demands and other communications provided for herein shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by telecopy, by registered or certified mail (return receipt requested) with postage and registration or certification fees thereon prepaid, or by any nationally recognized overnight courier, addressed to the party at its address set forth below:


If to the Company, the LLC, Seller or Clark :          Diamond Key Homes
                                                       2111 East Highland Avenue
                                                       Phoenix, Arizona  85016
                                                       Attention:  Larison P. Clark
                                                       Fax:  602-912-9400

With a copy to:                                        Snell & Wilmer LLP
                                                       One Arizona Center
                                                       Phoenix, Arizona 85004-0001
                                                       Attention:  Samuel C. Cowley
                                                       Fax:  602-382-6070

If to Buyer :                                          Saxton Incorporated
                                                       5440 West Sahara Avenue
                                                       Las Vegas, Nevada 89146
                                                       Attention:  James C. Saxton
                                                       Fax: 702-221-1127

With a copy to:                                        Hughes Hubbard & Reed LLP
                                                       350 South Grand Avenue, 36th Floor
                                                       Los Angeles, California 90071-3441
                                                       Attention:  Theodore H. Latty
                                                       Fax: 213-613-2950

or to such other address as a party may from time to time designate in writing in a notice given in accordance with this Section 9.6. All notices, requests, claims, demands and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

         9.7   Counterparts; Headings.

               This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute one and the same Agreement. The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

         9.8   Severability.

               If any term, provision, clause or part of this Agreement or the application thereof under certain circumstances is held invalid, illegal or incapable of being enforced by any Law or public policy, all other terms, provisions and parts of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term, provision or part of this Agreement is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

         9.9   No Reliance.

               Except for any assignees permitted by Section 9.4 of this Agreement and the Indemnified Parties pursuant to Sections 8.2 and 8.3:

                   (a) no third party is entitled to rely on any of the representations, warranties or agreements of the parties hereto contained in this Agreement; and

                   (b) the parties hereto assume no liability to any third party because of any reliance on the representations, warranties or agreements of such parties contained in this Agreement.

         9.10  Governing Law.

               This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.

         9.11  Submission to Jurisdiction; Waivers.

               The parties hereto hereby irrevocably and unconditionally agree that:

                   (a) Except as provided in Section 9.12 below, all suits, actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any Arizona state or federal court sitting in Phoenix and any appellate court from any thereof, and each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding and irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such suit, action or proceedings and any objection to any such suit action or proceeding whether on the grounds of venue, residence or domicile. A final judgment in any such suit, action, or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by law.

                   (b) Service of process in any such suit, action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address as provided in Section 10.6.

         9.12  Arbitration.

               Any dispute between the parties arising from or relating to this Agreement or any other dispute between the Parties shall be finally resolved by arbitration conducted in Phoenix, Arizona, with the selection of the site of the arbitration to be at the election of Buyer, under the auspices of, and in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") by a single arbitrator. The parties shall select the Arbitrator from the Complex Case Panel list of arbitrators provided by the AAA case coordinator (the "Case Coordinator") assigned to handle the arbitration. If the parties fail to select an arbitrator from the Complex Case Panel list, the Case Coordinator shall appoint as Arbitrator a partner experienced in transactions of the type contemplated by the Agreement from a law firm, located in Phoenix, Arizona, comprising of at least 15 partners. In any arbitration, parties shall be entitled to conduct any discovery that would be permitted under the Federal Rules of Civil Procedure. The Arbitrator may determine all issues of arbitrability, may award interim, interlocutory, provisional, partial or complete relief, including temporary restraining orders, preliminary injunctions, orders to compel discovery, orders of attachment, and protective orders, and award money damages, specific performance, permanent injunctions or declarations of rights, and may grant any other relief in equity or at law. The Arbitrator shall be bound by the terms and conditions of the Agreement and shall have no power, in rendering its decision, to alter or depart from any express provision of this Agreement or to make a decision that is not supported by substantial evidence or is not in accordance with the law governing this Agreement. The decision of the Arbitrator shall be final, conclusive and binding on both parties and shall be subject to confirmation and enforcement by any court of competent jurisdiction. The prevailing party in any arbitration shall be awarded all costs, charges, and expenses, including the fees, charges, and fees and expenses of the Arbitrator, the AAA, expert witnesses and attorneys.

         9.13  Waiver.

               Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered by the other parties pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other parties contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

         9.14  Amendment.

               This Agreement may not be amended, modified or supplemented except (a) by an instrument in writing signed by, or on behalf of, each of the parties hereto or (b) by a waiver in accordance with Section 9.13.

         9.15  Specific Performance.

               Notwithstanding anything to the contrary contained in this Agreement, including the provisions of Section 9.18 and Article VIII, the parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

         9.16  Registration Rights.

                   (a) Seller shall have the right, upon written notice to Buyer (which notice shall not be delivered prior to the first anniversary of the Closing Date), to require that Buyer prepare and file within 20 days of such notice and use its reasonable best efforts to cause to become effective as soon as practicable thereafter a registration statement on Form S-3 or any equivalent successor form (an "S-3") with respect to any or all shares of Buyer Common Stock received or to be received by Seller, either pursuant to this Agreement or the Mortgage Company Purchase Agreement. Seller shall pay the reasonable cost, not to exceed $10,000, of the preparation, filing and causing to become effective of such S-3.

                   (b) Additionally, from the Closing Date until the third anniversary of the Closing Date, each time Buyer shall determine to proceed with the actual preparation and filing of a registration statement under the 1933 Act in connection with the proposed offer and sale for money of any shares of Buyer Common Stock (other than a registration statement on Form S-4 or Form S-8 or any successor form at a time when an S-3 with respect to the Buyer Common Stock received or to be received by Seller is not effective), Buyer will give written notice of its determination to Seller. Upon the written request of Seller given within 10 days after receipt of any such notice from Buyer, Buyer will, except as herein provided, use its reasonable best efforts to cause all shares of Buyer Common Stock of which Seller has so requested registration to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by Seller of the shares of Buyer Common Stock to be so registered; provided, however, that (i) nothing herein shall prevent Buyer from, at any time, abandoning or delaying any such registration initiated by it; (ii) if Buyer determines not to proceed with a registration after the registration statement has been filed with the Securities and Exchange Commission, Buyer shall complete the registration for the benefit of Seller if Seller wishes to proceed with a public offering of its shares of Buyer Common Stock and agrees to bear all expenses incurred by Buyer as the result of such registration after Buyer has decided not to proceed; and (iii) for purposes of this sentence, the use by Buyer of reasonable best efforts shall not require Buyer to materially reduce the amount or sale price of the securities it proposes to distribute for its own account. If any registration pursuant to this Section 9.16(b) shall be underwritten in whole or in part, Buyer may require that the shares of Buyer Common Stock requested for inclusion pursuant to this Section 9.16(b) be included in the underwriting on the same terms and conditions as the shares of Buyer Common Stock otherwise being sold through the underwriters.

                   (c) In connection with a registration under Section 9.16(b), Buyer may enter into an underwriting agreement in such customary form as shall have been negotiated and agreed to by Buyer with the underwriter or underwriters selected for such underwriting by Buyer. Notwithstanding any other provision of this Section 9.16, if in the opinion of the managing underwriter the inclusion of shares of Buyer Common Stock owned by Seller in a registration statement would materially reduce the amount or sale price of the other securities to be included in such registration, Buyer may reduce, to as low as zero, the number of shares of Buyer Common Stock to be included by Seller in the registration and underwriting under Section 9.16(b), to the extent necessary to cause inclusion of the Buyer Common Stock not to be materially detrimental to the registration filed pursuant to Section 9.16(b).

               (d) If and whenever Buyer is required by the provisions of this
Section 9.16 to effect the registration of shares of Buyer Common Stock owned by Seller under the 1933 Act, Buyer will:

                   (i) subject to the terms and conditions of this Section 9.16, prepare and file with the Securities and Exchange Commission a registration statement with respect to such shares of Buyer Common Stock, and use its reasonable best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such shares of Buyer Common Stock; provided, however, that Buyer shall not be obligated to cause such registration statement to become or remain effective past the third anniversary of the Closing Date;

                   (ii) prepare and file with the Securities and Exchange Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such shares of Buyer Common Stock; provided, however, that Buyer shall not be obligated to cause such registration statement to become or remain effective past the third anniversary of the Closing Date;

                   (iii) furnish to Seller such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such Seller may reasonably request in order to facilitate the public offering of such shares of Buyer Common Stock;

                   (iv) prepare and promptly file with the Securities and Exchange Commission and promptly notify Seller of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omission if, at the time when a prospectus relating to such shares of Buyer Common Stock is required to be delivered under the 1933 Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

                   (v) advise Seller, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Securities and Exchange Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

                   Seller, upon receipt of any notice from Buyer of the happening of any event of the kind described in Section 9.16(d)(iv) or (v), will forthwith discontinue disposition of the shares of Buyer Common Stock until Seller's receipt of the copies of the supplemented or amended prospectus contemplated by Section 9.16(d)(iv) or until it is advised in writing by Buyer that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus. If so directed by Buyer, Seller will deliver to Buyer all copies, other than permanent file copies then in Seller's possession, of the prospectus required to be supplemented or amended.

               (e) Notwithstanding anything to the contrary in this Agreement, if at any time after the filing of a registration statement or after it is declared effective by the Securities and Exchange Commission, Buyer determines, in its reasonable good faith business judgment, that such registration and the offering of shares of Buyer Common Stock covered by such registration would interfere with or otherwise adversely affect any financing, acquisition, corporate reorganization or other material transaction or development involving Buyer or any of its Affiliates or require Buyer to disclose material matters that otherwise would not be required to be disclosed at such time, then buyer may require the suspension of the distribution of any shares of Buyer Common Stock (a "Blackout Period") by giving notice to Seller. Any such notice need not specify the reasons for such suspension if buyer determines, in its reasonable good faith business judgment, that doing so would interfere with or adversely affect such transaction or development or would result in the disclosure of material nonpublic information. In the event that such notice is given, then until Buyer has determined, in its reasonable good faith business judgment, that such registration and distribution would no longer materially interfere with the matters described in the preceding sentence and has given notice thereof to Seller, Buyer's obligations under this Section 9.16 will be suspended. Buyer shall extend the period of time Buyer is required to maintain effective any registration statement required pursuant to clauses (i) and (ii) of Section 9.16(d) hereof by a length of time equal to the aggregate length of the Blackout Periods.

               (f) Buyer's obligations under this Section 9.16 to Seller will be conditioned on Seller's compliance with the following:

                   (i) Seller will cooperate with Buyer in connection with the preparation of the applicable registration statement, and for so long as Buyer is obligated to keep such registration statement effective, Seller will provide to Buyer, in writing in a timely manner, for use in such registration statement (and expressly identified in writing as such), all information regarding Seller and such other information as may be necessary and required by applicable law to enable Buyer to prepare such registration statement and the related prospectus covering the applicable shares of Buyer Common Stock owned by Seller and to maintain the currency and effectiveness thereof;

                   (ii) Seller will permit Buyer and its representatives and agents to examine such documents and records and will supply in a timely manner any information as they may reasonably request in connection with the offering or other distribution in which Seller proposes to participate;

                   (iii) Seller will enter into such agreements with Buyer and any broker-dealer or similar securities industry professional containing representations, warranties, indemnities and agreements as are customarily entered into and made by a seller of securities and such seller's controlling shareholders with respect to secondary distributions under similar circumstances, and Seller will use its reasonable best efforts to cause its counsel to give any legal opinions customarily given, in connection with secondary distributions under similar circumstances;

                   (iv) during such time as Seller may be engaged in a distribution of the shares, Seller will comply with all applicable laws, including Regulation M promulgated under the Securities Exchange Act of 1934, and, to the extent required by such laws, will, among other things: (A) not engage in any stabilization activity in connection with the securities of Buyer in contravention of such rules; (B) distribute the shares of Buyer Common Stock acquired by it solely in the manner described in the applicable registration statement; (C) if required by applicable law, rules or regulations, cause to be furnished to each agent or broker-dealer to or through whom such shares may be offered, or to the offeree if an offer is made directly by Seller, such copies of the applicable prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree, provided that Buyer shall provide Seller with an adequate number of copies thereof; and (D) not bid for or purchase any securities of Buyer; and

                   (v) on notice from Buyer of the happening of any of the events specified in Section 9.16(d)(iv) or (v), or that, as set forth in Section 9.16(e), it requires the suspension by Seller of the distribution of any of the shares of Buyer Common Stock owned by Seller, then Seller will cease offering or distributing the shares of Buyer Common Stock owned by Seller until the offering and distribution of the shares of Buyer Common Stock owned by Seller may recommence in accordance with the terms hereof and applicable law.

               (g) except as otherwise provided in Section 9.16(a) or Section 9.16(b) with respect to registrations terminated by Buyer, Buyer shall bear the following fees, costs and expenses in connection with its obligations under this
Section 9.16: all registration, filing and NASD fees, printing expenses, all internal Buyer expenses, the premiums and other costs of policies of insurance against liability arising out of the public offering, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdiction in which shares of Buyer Common Stock to be offered are to be registered or qualified. Fees and disbursements of counsel and accountants for Seller, underwriting discounts and commissions and transfer taxes for Seller and any other expenses incurred by Seller not expressly included above shall be borne by Seller.

               (h) Buyer shall indemnify and hold harmless Seller, and each Person, if any, who controls Seller within the meaning of the 1933 Act, from and against any and all Loss, damage, liability, cost and expenses to which Seller or any such controlling Person may become subject under the 1933 Act or otherwise, insofar as such Losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in any registration statement filed by Buyer pursuant to this Section
9.16 which includes shares of Buyer Common Stock owned by Seller, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Buyer shall not be liable in any such case to the extent that any such loss, damage, liability, costs or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Seller or such controlling Person.

                   (i) Seller shall indemnify and hold harmless the Buyer and any underwriter (as defined in the 1933 Act) for Buyer, and each Person, if any, who controls the Buyer or such underwriter within the meaning of the 1933 Act. from and against any loss, damage, liability, cost or expense to which Buyer or any such underwriter or controlling Person may become subject under the 1933 Act or otherwise, insofar as such Losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in any registration statement filed by Buyer pursuant to this Section
9.16 which includes shares of Buyer Common Stock owned by Seller, any prospectus contained therein or any amendment or supplement thereto, and arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by Seller for inclusion in such registration statement, prospectus or amendment or supplement thereto; provided, however, that Seller shall not be liable to indemnify Buyer hereunder for any amount in excess of the proceeds realized by Seller from the sale of the Buyer Common Stock by Seller pursuant to such Registration Statement.

                   (j) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (h) and (i) of this Section 9.16 of notice of commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph
(h) and (i) promptly notify the indemnifying party of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party, except to the extent that the indemnifying party is materially prejudiced by the failure to give such prompt notice. In the case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (h) and (i) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

                   (k) The registration rights granted to Seller pursuant to this Section 9.16 are not assignable. Any assignment shall be null and void ab initio.

         9.17  1933 Act Compliance.

                   (a) Seller agrees that it will not offer or sell shares of Buyer Common Stock it acquires hereunder other than (i) pursuant to an effective registration statement under the 1933 Act or (ii) pursuant to any exemption from the registration requirements of the 1933 Act;

                   (b) Seller acknowledges that shares of Buyer Common Stock it acquires hereunder have not been and will not, except as provided in Section 9.16, be registered under the 1933 Act; and

                   (c) Seller acknowledges that shares of Buyer Common Stock it acquires hereunder will contain customary 1933 Act legends.

         9.18  Liquidated Damages Upon Default.

               In the event that the Company, the LLC, Seller or Clark fails to proceed with the transactions contemplated hereby for any reason other than a material breach by Buyer of any provision hereof or any material misrepresentation by Buyer herein, under circumstances not contemplated in
Section 5.10 hereof, the Company, the LLC, Seller and/or Clark shall pay to Buyer liquidated damages of $250,000 for its expenses and other consequential damages. In the event that, Buyer fails to proceed with the transactions contemplated hereby for any reason other than a material breach by the Company, the LLC, Seller or Clark of any provision of the Agreement, or any material misrepresentations by the Company, the LLC, Seller or Clark herein under circumstances not contemplated in Section 5.10 hereof, the Initial Escrow Deposit shall be paid to the Company as liquidated damages. The parties hereto agree that actual damages would be substantial but difficult to calculate and that the amount set forth herein represents a reasonable estimate thereof. In the event that Buyer terminates this Agreement or fails to consummate the transactions contemplated by this Agreement solely as the result of any revocation, suspension or other similar proceedings with respect to either the Company's or the LLC's Contractor's License or any disciplinary action with respect to either the Company's or the LLC's Contractor's License, which disciplinary action is reasonably likely to materially adversely affect the ability of either the Company or the LLC to conduct its respective business consistent with past practice, none of the Company, the LLC, Seller or Clark shall be liable to pay Buyer damages pursuant to this Agreement.

BUYER:                                    COMPANY:

SAXTON INCORPORATED,                      DIAMOND KEY HOMES, INC.,
a Nevada corporation                      an Arizona corporation

By: /s/ JAMES C. SAXTON                   By:     /s/ LARISON P. CLARK
    ------------------------------                ------------------------------
    Name:  James C. Saxton                        Name:  Larison P. Clark
           -----------------------                       -----------------------
    Title: President                              Title: President
           -----------------------                       -----------------------


SELLER:                                   LLC:

LARISON P. CLARK                          DIAMOND KEY CONSTRUCTION LLC,
                                          an Arizona limited liability company
     /s/ LARISON P. CLARK
----------------------------------

                                          By:     /s/ LARISON P. CLARK
                                                  ------------------------------
                                                  Name:  Larison P. Clark
By:                                                      -----------------------
                                                  Title: Manager
                                                         -----------------------


CLARK:

LISA B. CLARK

       /s/ LISA B. CLARK
----------------------------------

                                     ANNEX A

                                   Definitions

               1. For purposes of this Agreement, the following terms shall have the following meanings:

                  "Additional Consideration" means the $50,000 to be paid by Buyer to Seller at Closing in consideration of the covenants not to compete contained in the Employment Agreement.

                  "Affiliate" means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

                  "Agreement" means this Stock and Membership Interest Purchase Agreement, together with the Annex, Schedules and Exhibits attached hereto, as the same may be amended from time to time in accordance with the terms hereof.

                  "Auditors" means the Company's regular auditors, KPMG Peat Marwick LLP.

                  "Business Day" means any day other than a Saturday, a Sunday, or a day on which banking institutions in Las Vegas, Nevada or Phoenix, Arizona are authorized or obligated by law or executive order to close.

                  "Business Employees" means the employees of the Company and the LLC.

                  "Buyer Common Stock" means the common stock, par value $.001 per share, of Buyer.

                  "Closing Escrow Deposit" means cash in the amount of $250,000 to be paid by the Buyer into escrow at the Closing.

                  "Closing Escrow Deposit Account" means the escrow account into which the Closing Escrow Deposit is made.

                  "Closing Net Book Equity" means 150% of the net book equity of the Company and the LLC determined as of the Closing by the Auditors pursuant to
Section 2.3 of the Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company's knowledge" or "LLC's knowledge," and similar words shall mean what (i) any of Seller, Dan Guy, Pat Stock or Todd Verley or (ii) any employee of the Company or the LLC, as the case may be, who has responsibility for the subject matter in question, knows, reasonably should know or reasonably should have known in such capacity or in the performance of his or her duties without undertaking any additional investigation in connection with the transactions contemplated by this Agreement.

                  "Contamination" means the uncontained presence of any Hazardous Substance, including but not limited to the degradation of naturally occurring water, air or soil quality which is either the direct or indirect result of human activity.

                  "Contracts" means (i) all contracts, licenses, commitments, agreements and instruments, including all customer contracts, operating contracts and distribution contracts to which either the Company or the LLC is a party, (ii) all sales and purchase orders and supply agreements and other agreements relating to either the Company's or the LLC's business, (iii) all leases of equipment and Real Property relating to the Company's or LLC's business (such leased Real Property being hereafter referred to as the "Leased Real Property" and (iv) all other contracts, licenses, agreements and instruments relating to the Company's or the LLC's business.

                  "Dealing" means using, generating, manufacturing, refining, treating, transporting, storing, handling, labeling, documenting, recycling, disposing of, depositing, transferring, producing or processing any substance, or contracting to do any of the foregoing.

                  "Environmental Laws" means all applicable Laws now or hereafter enacted concerning (i) on-site or off-site Contamination, (ii) occupational health and safety, (iii) use, treatment, storage, handling, or disposal of any substances or products, (iv) Releases of Hazardous Substances into the environment, (v) the Dealing in Hazardous Substances, and (vi) Laws governing reclamation and restoration of real property.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" means (a) any corporation included with Seller in a controlled group of corporations within the meaning of Section 414(b) of the Code, (b) any trade or business (whether or not incorporated) which is under common control with either the Company or the LLC within the meaning of Section 414(c) of the Code, (c) any member of an affiliated service group of which either the Company or the LLC is a member within the meaning of
Section 414(m) of the Code or (d) any other Person or entity treated as an Affiliate of either the Company or the LLC under Section 414(o) of the Code.

                  "Escrow Agent" means First American Title Co., Phoenix, Arizona or such other commercial bank or trust company or financial institution appointed by the parties hereto to act as escrow agent pursuant to the Escrow Agreement.

                  "Final Closing Purchase Price" shall mean the Initial Closing Payment (i) plus an amount, if any, equal to the amount by which the Closing Net Book Equity exceeds the Initial Closing Net Book Equity or (ii) minus an amount, if any, equal to the amount by which the Initial Closing Net Book Equity exceeds the Closing Net Book Equity, as the case may be.

                  "GAAP" means United States generally accepted accounting principles.

                  "Governmental Entity" means (i) any multinational, federal, provincial, state, municipal, local or other governmental or public department, court, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) any subdivision, agent, commission, board, or Governmental Entity of any of the foregoing; or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing governmental authority under or for the account of any of the foregoing.

                  "Hazardous Substance" means any substance which is or is deemed to be, alone or in any combination, hazardous, hazardous waste, toxic, radioactive, a pollutant, a deleterious substance, a contaminant or a source of pollution or Contamination under any Environmental Law, whether or not such substance is defined as hazardous under the Environmental Law.

                  "Initial Cash Payment" means a sum equal to the difference between (x) Initial Closing Net Book Equity and (y) $300,000.

                  "Initial Closing Net Book Equity" means 150% of the net book equity of the Company and the LLC set forth in an estimated consolidated balance sheet of the Company and the LLC as of the Closing and provided by the Seller to the Buyer no more than 15 Business Days and no less than 10 Business Days prior to the Closing.

                  "Initial Closing Payment" means the sum of (i) the Initial Cash Payment, (ii) the Initial Escrow Deposit and (iii) the Additional Consideration.

                  "Initial Escrow Deposit" means cash in the amount of $250,000 to be paid into escrow by Buyer upon execution hereof by Buyer.

                  "Intellectual Property" means all intellectual property rights, statutory, common law or otherwise, including, without limitation, patents (including all reissues, divisions, continuations and extensions thereof), patent rights, service marks, trademarks and tradenames, all brand and product names, all assumed or fictitious names and all logos, copyrights, applications for the foregoing, licenses and other contractual rights and other such property and intangible rights owned, used or held for use by Company or LLC (including any and all names and marks of any type whatsoever using the name Diamond Key or any derivative thereof), together with any goodwill in connection with all of the foregoing.

                  "Laws" means all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, policies, voluntary restraints, guidelines, or any provisions or interpretations of the foregoing, including general principles of common and civil law and equity, binding on or directly affecting the Person referred to in the context in which such word is used.

                  "Lien" means any lien, (including, without limitation, environmental and tax liens) charge, claim, pledge, security interest, conditional sale agreement or other title retention agreement, lease, mortgage, security agreement, right of first refusal, option, restriction, tenancy, license, covenant, right of way, easement or other encumbrance (including the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or statute or law of any jurisdiction) preferential arrangement or restriction of any kind (including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes).

                  "Losses" means any losses, costs, expenses, damages including compensatory, exemplary, or punitive damages, Taxes, penalties, fines, charges, demands, liabilities, obligations and claims of any kind (including interest, penalties and reasonable attorneys' and consultants' fees, expenses and disbursements).

                  "Material Adverse Effect" means a circumstances, change or effect (or series of related circumstances changes or effects) which has caused or is reasonably likely to cause a material adverse change in or effect upon the business, assets, liabilities, condition (financial or otherwise), or results of operations of the Company and the LLC, taken as a whole, or which could materially adversely affect the ability of Buyer to own and operate the Company or the LLC in the manner in which it is currently operated or conducted by Seller.

                  "Mortgage Company Purchase Agreement" means the proposed agreement between Buyer and Seller for the purchase by Buyer of Seller's interest in HomeBanc Mortgage Corporation.

                  "Permits" means all franchises, approvals, permits, authorizations, licenses, orders, registrations, certificates, variances, and other similar permits or rights obtained from any Governmental Entity relating to the conduct of Company's or LLC's business or the Leased Real Property and all pending applications therefor.

                  "Permitted Liens" means (a) Liens which, individually and in the aggregate, do not and would not detract from the value or impair the use of any asset of either the Company or the LLC, (b) Liens disclosed on the Title Reports identified on Schedule 3.11(b) attached hereto and approved by Buyer or
(c) Liens evidenced by UCC financing statements and set forth on Schedule 3.10.

                  "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, firm, Governmental Entity, a trust, unincorporated organization or other entity or organization.

                  "Prime Rate" means the rate per annum announced from time to time during the reference period by Bank of America, NT&SA or any successor entity, as its United States prime, reference or base rate for commercial loans.

                  "PTO" means the United States Patent and Trademark Office.

                  "Release" means to pump, pour, empty, eject, spill, leak, emit, deposit, discharge, leach, migrate, dispose, dump, inject or place into the environment, or to allow any of the foregoing.

                  "Remedial Action" means any action undertaken to (i) clean up, remove, treat or in any other way respond to any presence, Release or threat of Release of any Hazardous Substances; (ii) prevent any Release of Hazardous Substances where such Release would violate any Environmental Laws or would endanger or threaten to endanger public health or welfare or the environment; or
(iii) perform studies, investigations or monitoring to investigate the foregoing.

                  "Seller's knowledge" and similar words shall mean what Seller knows, reasonably should know or reasonably should have known as the sole owner of the Capital Stock and the principal owner of the Membership Interests without undertaking any additional investigation in connection with the transactions contemplated by this Agreement.

                  "Taxes" means any and all federal, state, local and foreign taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind whatsoever, including, without limitation, income, payroll, withholding, excise, sales, use, lease, privilege, personal and other property, use and occupancy, business and occupation, mercantile, real estate, gross receipts, license, employment, severance, stamp, premium, windfall profits, social security (or similar unemployment), disability, transfer, registration, value added, alternative or add-on minimum, estimated, or capital stock and franchise and other tax of any kind whatsoever, including any interest, penalty or addition thereto, or additional amounts imposed with respect thereto, whether disputed or not.

                  "Technology" means all formulae, processes, procedures, designs, ideas, strategic and other business plans, research records, inventions, records of inventions, test information, technical information, engineering data, know-how, proprietary information, and trade secrets (and all related manuals, books, files, journals, models, instructions, patterns, drawings, blueprints, plans, designs specifications, equipment lists, parts lists, descriptions, data, art work, software, computer programs and source code data related thereto including all current and historical data bases) owned, used or held for use by Company or LLC.

                  "WARN Act" means the Worker Adjustment and Retraining Notification Act, as codified at 29 U.S.C. ss.ss. 2102 - 2109, as amended.

                  "1933 Act" means the Securities Act of 1933, as amended.

               2. The following terms shall have the meanings ascribed to them in the section of this Agreement indicated below:

DEFINED TERM                                                                                  SECTION
------------                                                                                 ---------
"Basket Amount"........................................................................       8.2(b)
"Blackout Period"......................................................................       9.16(e)
"Business Benefit Plan"................................................................       3.15(a)
"Business Real Property"...............................................................       3.8(a)
"Buyer"................................................................................       Preamble
"Buyer Indemnified Parties"............................................................       8.2(a)
"Capital Stock"........................................................................       Preamble
"Clark"................................................................................       Preamble
"Clark Membership Interests"...........................................................       Preamble
"Closing"..............................................................................       2.4(a)
"Closing Date".........................................................................       2.4(a)
"Company"..............................................................................       Preamble
"Confidential Information".............................................................       5.8(a)
"Contractor's License".................................................................       6.1(f)
"Deferred Cash"........................................................................       2.6(a)
"Deferred Common Stock"................................................................       2.6(a)
"Deferred Purchase Price"..............................................................       2.6(a)
"Employment Agreement".................................................................       2.5(c)
"Environmental Reports"                                                                       3.8(h)
"Escrow Agreement".....................................................................       Preamble
"Exclusivity Period"...................................................................       5.10(a)
"Extension Fee"........................................................................       2.4(b)
"Financial Statements".................................................................       3.4
"HomeBanc".............................................................................       5.1(a)(ix)
"HomeBanc Agreement"                                                                          5.1(b)(v)
"Indemnification Claim"................................................................       8.4(a)
"Indemnified Party"....................................................................       8.4(a)
"Indemnifying Party"...................................................................       8.4(a)
"Insider Transactions".................................................................       3.24
"Insiders".............................................................................       3.24
"Interim Balance Sheets"...............................................................       3.4
"LLC"..................................................................................       Preamble
"Membership Interests".................................................................       Preamble
"Option Agreements"....................................................................       3.11(c)
"Option Property"......................................................................       3.11(c)
"OSHA".................................................................................       3.7(a)
"Purchase Price".......................................................................       2.2(a)
"Purchased Interests"..................................................................       2.1
"Real Property"........................................................................       3.11(a)
"Related Party"........................................................................       3.24

DEFINED TERM                                                                                  SECTION
------------                                                                                 ---------
"Related Persons"                                                                             5.8(a)
"Seller"...............................................................................       Preamble
"Seller Indemnified Parties"...........................................................       8.3(a)
"Seller Membership Interests"..........................................................       Preamble
"Soils Reports"........................................................................       3.11(d)
"Termination Date".....................................................................       2.4(a)
"Third Party Indemnification Claim"....................................................       8.4(b)
"Title Reports"........................................................................       3.11(b)
"Transaction Documents"................................................................       3.2(a)






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